Exhibit 4.1

Execution Version

LIBERTY MEDIA CORPORATION

as Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of March 10, 2023

3.75% Convertible Senior Notes due 2028

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Notice of Conversion	B-1
Exhibit C	Form of Fundamental Change Repurchase Notice	C-1
Exhibit D	Form of Assignment and Transfer	D-1

INDENTURE dated as of March 10, 2023, between Liberty Media Corporation, a Delaware corporation, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.75% Convertible Senior Notes due 2028 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $575,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, the valid, binding and legal obligations of the Company, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
DEFINITIONS

SECTION 1.01               Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06 and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 12.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this Indenture, no Person shall be deemed to be an Affiliate of any other Person solely because they share one or more common officers or members of their respective board of managers, board of directors or other controlling governing body.

“Automatic Exchange” shall have the meaning specified in Section 2.11.

“Automatic Exchange Notice” shall have the meaning specified in Section 2.11.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors (or equivalent body) of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the state of New York are authorized or obligated by law or executive order to close or be closed.

“Called Notes” means Notes called for redemption pursuant to Article 14 or subject to a Deemed Redemption.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but excluding, for greater certainty, any debt securities convertible into any of the foregoing.

“Cash Settlement” shall have the meaning specified in Section 12.02(a).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 12.02(a).

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means securities of such Person that are common stock or participate without limitation in earnings and dividends in parity with common stock. For greater certainty, the term “Common Equity” does not include warrants, options or other rights to purchase, or securities exchangeable or convertible into, Common Equity.

“Company” means Liberty Media Corporation, a Delaware corporation, and subject to the provisions of Article 10, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by an Officer and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 12.09(a).

“Conversion Date” shall have the meaning specified in Section 12.02(c).

“Conversion Obligation” shall have the meaning specified in Section 12.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 12.01(a).

“Conversion Value” shall have the meaning specified in Section 12.01(b)(ii).

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, Suite 600, New York, NY, Attn: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 (or, in the case of a SIRI Redemption, 20) consecutive Trading Days during the Observation Period, one-fortieth (1/40th) (or, in the case of a SIRI Redemption, one-twentieth (1/20th)) of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Series A Liberty SiriusXM Common Stock on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40 (or, in the case of a SIRI Redemption, 20).

“Daily Settlement Amount,” for each of the 40 (or, in the case of a SIRI Redemption, 20) consecutive Trading Days during the Observation Period, shall consist of:

(a)            cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)           if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP,” in respect of any Trading Day for the Series A Liberty SiriusXM Common Stock, means the per share volume-weighted average price of the Series A Liberty SiriusXM Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LSXMA.US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Series A Liberty SiriusXM Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method) and will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Deemed Redemption” shall have the meaning specified in Section 12.01(b)(v).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Settlement Method” means, initially, Cash Settlement; provided that the Company may, from time to time on or prior to December 15, 2027, change the Default Settlement Method by sending written notice of the new Default Settlement Method to the holders, the Trustee and the Conversion Agent (if other than the Trustee), all in accordance with, and subject to, the last paragraph of Section 12.02(a)(iii).

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.05(e) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 12.09(a).

“Designated Subsidiary” means Sirius XM Holdings Inc. (and any Person that is a successor to Sirius XM Holdings Inc.) and its consolidated subsidiaries.

“Distributed Property” shall have the meaning specified in Section 12.04(c).

“Effective Date” shall have the meaning specified in Section 12.03(a).

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 12.09(a).

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which the shares of Series A Liberty SiriusXM Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exempted Fundamental Change” shall have the meaning specified in Section 13.01(e).

“Expiration Date” shall have the meaning specified in Section 12.04(e).

“Expiration Time” shall have the meaning specified in Section 12.04(e).

“Extraordinary Transaction” means any of the following events or transactions:

(a)            a Redemptive Split-Off;

(b)            a Spin-Off;

(c)            a Specific Share Distribution; or

(d)            a Mandatory Distribution Event,

in each case, which involves all or substantially all of the assets of the Company, or 80% or more of the fair market value, as determined by the Board of Directors, of the assets attributed to the Liberty SiriusXM Group immediately prior to the Ex-Dividend Date for, or effective date of, such event or transaction. For greater certainty, the term Extraordinary Transaction does not include a SIRI Distribution.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means a fiscal year of the Company.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a)            a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Subsidiaries, publicly discloses to the Company that it has legally become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Equity of the Company representing more than 50% (or, in the case of a Permitted Holder, 66 2/3%) of the voting power of the Company’s Common Equity that is entitled to vote for members of the Board of Directors or equivalent governing body of the Company; provided that solely for the purpose of determining whether a Permitted Holder has become the direct or indirect ultimate “beneficial owner” of more than 66 2/3% of the voting power of the Company’s Common Equity that is entitled to vote for members of the Board of Directors or equivalent governing body of the Company, any outstanding shares of Common Equity that are super-voting shares that are entitled to vote for members of the Board of Directors or equivalent governing body of the Company that may be converted into Common Equity that is not super-voting shares that are entitled to vote for members of the Board of Directors or equivalent governing body of the Company shall be treated as Common Equity on an as-converted basis and no effect shall be given to the voting power of such super-voting shares in excess of the voting power of Common Equity that is not super-voting shares; provided further, that (i) no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer and (ii) this clause (a) shall not apply to any transaction that is solely for the purpose of changing the Company’s jurisdiction of organization so long as any successor common stock to the Series A Liberty SiriusXM Common Stock in such transaction is listed on a permitted exchange and the Notes become convertible into such common stock;

(b)            (i) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which each outstanding share of Common Equity of the Company will be converted into cash, securities or other property (other than a share exchange that is solely for the purpose of changing the Company’s jurisdiction of organization so long as any successor common stock to the Series A Liberty SiriusXM Common Stock in such transaction is listed on a permitted exchange and the Notes become convertible into such common stock) or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of related transactions being referred to herein as an “event”); provided, however, that any such event described in clause (i) or (ii) where the holders of the Company’s Common Equity immediately prior to such event, own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such event, with such holders’ proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event, shall not be a Fundamental Change;

(c)            the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)            the Series A Liberty SiriusXM Common Stock (or other common stock underlying the Notes) ceases to be listed on at least one of The New York Stock Exchange (or its successor), The NASDAQ Global Select Market (or its successor), the NASDAQ Global Market (or its successor) or any other U.S. national securities exchange (each a “permitted exchange”), unless the event giving rise to such delisting results in an adjustment to the Conversion Rate or the creation of, or an adjustment to, Reference Property;

(e)            consummation of any transaction or event that constitutes an Extraordinary Transaction or a Specified Reference Property Event (provided that if a transaction or event falls within both paragraph (b) above and this paragraph (e), it shall be deemed to fall solely within paragraph (b) above); or

(f)            any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets attributed to the Liberty SiriusXM Group for cash to any Person other than one or more of the Company’s Subsidiaries where, after such transaction or series of related transactions, cash would comprise all or substantially all of the assets attributed to the Liberty SiriusXM Group.

No transaction or event described in clause (a) or (b) above will constitute a Fundamental Change if: (x) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event (or at the end of the series of related transactions or events) that would otherwise have constituted a Fundamental Change consists of shares of Common Equity that are Publicly Traded Securities and (y) as a result of such transaction or event, but only to the extent that the holders of Series A Liberty SiriusXM Common Stock are entitled to such consideration, the Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth in Section 12.02(a)).

In addition, no transaction or event described in clause (b)(ii) or clause (e) will constitute a Fundamental Change if, immediately following such transaction or event, the Company continues to hold directly or indirectly all or substantially all of the equity interests in Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.) owned immediately prior to such transaction or event.

Further, no transaction or event described in clause (e) above that meets the following criteria will constitute a Fundamental Change:

(1)	an Extraordinary Transaction that results in an adjustment to the Conversion Rate pursuant to Section 12.04(c)(B) or (C) or a SIRI Distribution; or

(2)	a Specified Reference Property Event in which (i) at least 90% of the consideration (at the end of the series of related transaction or events, if applicable), excluding cash payments for fractional shares, in the transaction or event consists of Publicly Traded Securities and (ii) the Notes become convertible into such consideration, excluding cash payments for fractional shares, pursuant to Sections 12.02(a) and 12.05.

After any event or transaction in which the Series A Liberty SiriusXM Common Stock is replaced by the securities of another entity, should one occur, following completion of any related Make-Whole Fundamental Change Period (if any) and any related Fundamental Change Repurchase Date (if any), references to the Company in the definition of Fundamental Change shall apply to such other entity instead; provided, that (for the avoidance of doubt) in no event will the Company have any obligations under this Indenture from and following the effective date of the assumption of this Indenture by any successor obligor hereunder.

In addition, a filing that would otherwise constitute a Fundamental Change under clause (a) above will not constitute a Fundamental Change if (i) the filing occurs in connection with an event or transaction in which the Series A Liberty SiriusXM Common Stock is replaced by the securities of a Successor Entity, and (ii) no such filing is made or is in effect with respect to Common Equity representing more than 50% (or, in the case of a Permitted Holder, 66 2/3%) of the voting power of such Successor Entity to vote for members of the Board of Directors or equivalent governing body of such Successor Entity.

For purposes of this definition, (x) any transaction or event described in both clause (a) above and clause (b) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso in clause (b)).

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Company Notice” shall have the meaning specified in Section 13.01(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 13.01(b)(v).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 13.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 13.01(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 13.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means the several initial purchasers named in Schedule A to the Purchase Agreement.

“Interest Payment Date” means March 15 and September 15 of each year, commencing September 15, 2023.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean March 1 and September 1 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively.

“Last Reported Sale Price” of the Series A Liberty SiriusXM Common Stock, or of any other Common Equity, Capital Stock or other security, on any date means the closing sale price per share or other unit (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Series A Liberty SiriusXM Common Stock (or other security) is listed for trading. The Last Reported Sale Price will be determined without reference to after-hours or extended market trading. If the Series A Liberty SiriusXM Common Stock (or other security) is not listed for trading on a U.S. securities exchange on the relevant date, then the “Last Reported Sale Price” of the Series A Liberty SiriusXM Common Stock (or other security) will be the last quoted bid price for the Series A Liberty SiriusXM Common Stock (or other security) in the over-the-counter market on the relevant date as reported by the OTC Markets Group, Inc. or similar organization. If the Series A Liberty SiriusXM Common Stock (or other security) is not so quoted, the “Last Reported Sale Price” of the Series A Liberty SiriusXM Common Stock (or other security) will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.

“Liberty SiriusXM Group” has the meaning specified in the Restated Charter.

“Liberty SiriusXM Group Common Stock” means each series of Common Equity of the Company intended to reflect the performance of the assets and businesses attributed to the Liberty SiriusXM Group.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (a), (b) or (f) of the definition thereof (determined without regard to the proviso in clause (b) of such definition and without regard to the reference to “Permitted Holders” in such definition, but subject to the paragraphs immediately following clause (f) of such definition). For the avoidance of doubt, the paragraph immediately following clause (f) of the definition of “Fundamental Change” shall be given full effect for purposes of the preceding sentence. None of (i) an Extraordinary Transaction or SIRI Distribution to which the provisions of Section 12.04(c)(B) or (C) apply or (ii) a Specified Reference Property Event to which the provisions of Section 12.05 apply shall constitute a Make-Whole Fundamental Change so long as at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event (or at the end of the series of related transactions or events) consists of Publicly Traded Securities.

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 12.03(a).

“Mandatory Conversion Event” shall mean any mandatory conversion of shares of Series A Liberty SiriusXM Common Stock into another Common Equity of the Company pursuant to Section A.2(e)(ii) of the Restated Charter.

“Mandatory Distribution Event” shall mean any mandatory dividend or distribution paid by the Company to holders of outstanding shares of Series A Liberty SiriusXM Common Stock pursuant to Section A.2(e)(ii) of the Restated Charter.

“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Series A Liberty SiriusXM Common Stock trades or is quoted, as the case may be, to open for trading during its regular trading session or (b) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Series A Liberty SiriusXM Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise) in the Series A Liberty SiriusXM Common Stock or in any options, contracts or futures contracts relating to the Series A Liberty SiriusXM Common Stock.

“Maturity Date” means March 15, 2028.

“Measurement Period” shall have the meaning specified in Section 12.01(b)(ii).

“New Reclassified Stock” shall have the meaning specified in Section 12.04(f).

“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 12.02(b).

“Notice of Redemption” shall have the meaning specified in Section 14.02(a).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to December 15, 2027, the 40 consecutive Trading Day period beginning on, and including, the second Scheduled Trading Day immediately following the related Conversion Date for such Note; (ii) (x) with respect to any Called Notes (other than a SIRI Redemption), if the relevant Conversion Date with respect to such Notes occurs during the related Redemption Period, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date and (y) with respect to a SIRI Redemption (a) if the relevant Conversion Date with respect to such Note occurs during the related Redemption Period with a Redemption Date that is prior to the effectiveness of the SIRI Combination, the 20 consecutive Trading Days commencing on the Trading Day immediately following the effectiveness of the SIRI Combination and (b) if the relevant Conversion Date with respect to the such Note occurs during the related Redemption Period with a Redemption Date that is after the effectiveness of the SIRI Combination, the 20 consecutive Trading Days commencing on the Trading Day immediately following the related Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs during the period beginning on, and including, December 15, 2027, and ending at the close of business on the second Scheduled Trading Day immediately prior to the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the 41st Scheduled Trading Day prior to the Maturity Date.

“Offering Memorandum” means the final offering memorandum dated March 7, 2023 relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Legal Officer, the Chief Administrative Officer, the Chief Accounting Officer, the Chief Development Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

“Optional Conversion Event” means any optional conversion of all of the outstanding shares of Series A Liberty SiriusXM Common Stock into another series of Common Equity of the Company effected pursuant to Section A.2(b)(vi) or Section A.2(b)(vii) of the Restated Charter.

“Optional Redemption” shall have the meaning specified in Section 14.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)            Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)           Notes that have been paid pursuant to Section 2.08 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(c)           Notes that have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise or Notes redeemed pursuant to Article 14, for which the Company has deposited cash with the Trustee or paid cash to Noteholders (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums then due payable under this Indenture by the Company; and

(d)           Notes converted pursuant to Article 12.

“Partial Redemption Limitation” shall have the meaning specified in Section 14.02(d).

“Partial Redemptive Split-Off” means a redemption by the Company of Series A Liberty SiriusXM Common Stock (i) pursuant to Section A.2(e)(i) of the Restated Charter, for securities of a Subsidiary of the Company which holds assets and liabilities representing less than 80% of the fair market value, as determined by the Board of Directors immediately prior to the opening of business on the redemption date, of the assets and liabilities then attributed to the Liberty SiriusXM Group or (ii) pursuant to Section A.2.(e)(ii) of the Restated Charter, in which the holders of Liberty SiriusXM Group Common Stock receive cash, securities or other property representing less than 80% of the fair market value, as determined by the Board of Directors immediately prior to the opening of business on the redemption date, of the assets and liabilities then attributed to the Liberty SiriusXM Group.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Denominations” shall have the meaning specified in Section 2.03.

“Permitted Holder” means (a) John C. Malone and/or Gregory B. Maffei (the current Chairman of the Board and President and Chief Executive Officer of the Company) (whether such persons are acting individually or in concert); (b) the parents, spouses, siblings, descendants (including adoptees), step children, step grandchildren, nieces and nephews and their respective spouses of the persons described in clause (a); (c) any trusts or private foundations created by or for the benefit of, or controlled by, any of the persons described in clauses (a) and (b) or any trusts or private foundations created for the benefit of any such trust or private foundation; (d) in the event of the incompetence or death of any of the persons described in clauses (a) and (b), such person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own capital interests of the Company; (e) any family investment company or similar entity created by or for the benefit of any of the persons described in clause (a) or (b) or any other family investment company or similar entity created for the benefit of any such family investment company or similar entity or (f) any group consisting solely of Persons described in clauses (a)-(e).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Settlement” shall have the meaning specified in Section 12.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Publicly Traded Securities” means securities that are traded on a permitted exchange or that will be so traded when issued, distributed or exchanged in connection with the relevant transaction or event.

“Purchase Agreement” means that certain Purchase Agreement, dated as of March 7, 2023, between the Company and the several Initial Purchasers.

“Reclassification” means any reclassification of the Series A Liberty SiriusXM Common Stock (other than a share combination or share split referred to in Section 12.04(a), a Specified Reclassification referred to in Section 12.04(f) or a change in par value, or from par value to no par value, or from no par value to par value).

“Reclassified Liberty SiriusXM Group” shall have the meaning specified in Section 12.04(f).

“Reclassified Series A Liberty SiriusXM Stock” shall have the meaning specified in Section 12.04(f).

“Record Date” shall have the meaning specified in Section 12.04(g).

“Redemption Date” shall have the meaning specified in Section 14.02(a).

“Redemption Period” means the period from, and including, the relevant date on which the Company delivers a Notice of Redemption until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Company defaults in the payment of the Redemption Price, the close of business on the Scheduled Trading Day immediately preceding such later date on which the Redemption Price has been paid or duly provided for).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 14.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after an Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid by the Company to holders of record of such Notes as of the close of business on such Interest Record Date on, or at the Company’s election, before such Interest Payment Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Redemptive Split-Off” means a redemption by the Company of Series A Liberty SiriusXM Common Stock (i) pursuant to Section A.2(e)(i) of the Restated Charter, for securities of a Subsidiary of the Company which holds assets and liabilities representing at least 80% of the fair value market, as determined by the Board of Directors immediately prior to the opening of business on the redemption date, of the assets and liabilities then attributed to the Liberty SiriusXM Group or (ii) pursuant to Section A.2.(e)(ii) of the Restated Charter, in which the holders of Liberty SiriusXM Group Common Stock receive cash, securities or other property representing at least 80% of the fair value market, as determined by the Board of Directors immediately prior to the opening of business on the redemption date, of the assets and liabilities then attributed to the Liberty SiriusXM Group.

“Reference Property” shall have the meaning specified in Section 12.05.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(d).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee, who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restated Charter” means the Restated Certificate of Incorporation of the Company as in effect on the date of this Indenture, as it may be subsequently amended, modified, supplemented and/or restated. Any term defined in, or any reference to a specific section of, the Restated Charter following any such amendment, modification, supplement or restatement shall be to such term or section as re-defined or re-numbered therein.

“Restricted Global Note” shall have the meaning specified in Section 2.11.

“Restricted Securities” shall have the meaning specified in Section 2.05(d).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Series A Liberty SiriusXM Common Stock is listed or admitted for trading. If the Series A Liberty SiriusXM Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Liberty SiriusXM Common Stock” means, subject to Section 12.04 and Section 12.05, shares of Series A Liberty SiriusXM Common Stock, par value $0.01 per share, and shall include any alternate designation for such shares.

“Settlement Amount” has the meaning specified in Section 12.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” has the meaning specified in Section 12.02(a)(iii).

“Settlement Notice” has the meaning specified in Section 12.02(a)(iii).

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect as of the date hereof.

“SIRI Combination” has the meaning specified in Section 14.01.

“SIRI Distribution” means any of the following events or transactions:

(a)            a Spin-Off;

(b)            a Partial Redemptive Split-Off; or

(c)            a Redemptive Split-Off,

in each case, pursuant to which holders of outstanding shares of Series A Liberty SiriusXM Common Stock receive SIRI Securities of a SIRI Subsidiary that is a registrant under the Exchange Act.

“SIRI Redemption” has the meaning specified in Section 14.01.

“SIRI Redemption Termination Date” has the meaning specified in Section 14.01.

“SIRI Securities” means shares of Capital Stock or similar equity interests of a SIRI Subsidiary that are Publicly Traded Securities.

“SIRI Subsidiary” means any entity that holds, directly or indirectly, all of the Company’s equity interest in Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.) who immediately prior to a SIRI Distribution was a Subsidiary of the Company.

“Specific Share Distribution” means a dividend or other distribution on the Series A Liberty SiriusXM Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of an issuer (other than Liberty SiriusXM Group Common Stock and other than pursuant to a Spin-Off) that are Publicly Traded Securities which, immediately prior to such dividend or other distribution, are attributed to the Liberty SiriusXM Group.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice (or deemed specified as provided in Section 12.02(a)(iii)) related to any converted Notes.

“Specified Reclassification” shall have the meaning specified in Section 12.04(f).

“Specified Reference Property Event” means any of the following transactions or events:

(a)            a Reclassification,

(b)           a Mandatory Conversion Event,

(c)            an Optional Conversion Event,

(d)           an Extraordinary Transaction, other than an Extraordinary Transaction that results in an adjustment to the Conversion Rate pursuant to Section 12.04(c)(B) or (C) or Section 12.04(d), or

(e)            a SIRI Distribution, other than a SIRI Distribution that results in an adjustment to the Conversion Rate pursuant to Section 12.04(c)(B) or (C), which involves 80% or more of the fair market value, as determined by the Board of Directors, of the assets attributed to the Liberty SiriusXM Group immediately prior to the Ex-Dividend Date for such transaction.

“Spin-Off” shall have the meaning specified in Section 12.04(c)(A).

“Stock Price” shall have the meaning specified in Section 12.03(a).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Entity” means a corporation, partnership, limited liability company or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (i) which is the resulting, surviving or transferee Person (including the Company following any conversion referred to in Section 10.01) of any consolidation or merger with or into the Company, or conveyance, transfer or lease of all or substantially all of the properties and assets of the Company, or (ii) whose Capital Stock or similar equity interests are distributed to holders of the Series A Liberty SiriusXM Common Stock in connection with an Extraordinary Transaction or a SIRI Distribution to which Section 10.02 applies.

"Successor Reference Shares” shall have the meaning specified in Section 12.05.

“Successor Reference Shares Adjustment” shall have the meaning specified in Section 12.05.

“Trading Day” means, except for purposes of determining amounts due upon conversion, a day on which (i) trading in the Series A Liberty SiriusXM Common Stock (or other security for which a closing sale price must be determined) generally occurs on the primary exchange or quotation system on which the Series A Liberty SiriusXM Common Stock (or such other security) then trades or is quoted and (ii) a Last Reported Sale Price for the Series A Liberty SiriusXM Common Stock (or closing sale price for such other security) is available on such securities exchange or market. For purposes of determining amounts due upon conversion only, “Trading Day” means a day during which trading in the Series A Liberty SiriusXM Common Stock generally occurs on the primary exchange or quotation system on which the Series A Liberty SiriusXM Common Stock then trades or is quoted and there is no Market Disruption Event. If Series A Liberty SiriusXM Common Stock (or other security for which a Last Reported Sale Price or Daily VWAP must be determined) is not so traded or quoted, “Trading Day” means “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Company for $1.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent U.S. nationally recognized securities dealers selected by the Company, which may include the Initial Purchasers; provided that if two such bids cannot reasonably be obtained by the Company, but one such bid is obtained, then that one bid shall be used. If the Company cannot reasonably obtain at least one bid for $1.0 million principal amount of Notes from a U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the Conversion Value.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, in its capacity as trustee, until a successor or assignee shall have become Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Global Note” shall have the meaning specified in Section 2.11.

Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES

SECTION 2.01               Designation and Amount. The Notes shall be designated as the 3.75% Convertible Senior Notes due 2028. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $575,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 2.09, Section 2.11, Section 12.02 and Section 13.03 hereof.

SECTION 2.02               Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary, any regulatory body or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any relevant exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

A Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal (including any Redemption Price or Fundamental Change Repurchase Price), accrued and unpaid interest, and Additional Interest, if any, on a Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.03               Date and Denomination of Notes; Payments of Interest. The Notes shall be represented by one or more Global Notes in fully registered form (and in limited circumstances, by notes in definitive form as described in Section 2.05 below) without interest coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof (“Permitted Denominations”). Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest (including Additional Interest, if any) on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest (including Additional Interest, if any) shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the office of the Paying Agent. The Company shall pay interest (including Additional Interest, if any) (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than seven days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee, in writing, of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)            The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system.

SECTION 2.04               Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of any Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, which order shall set forth the number of separate Note certificates, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holders of such Notes and delivery instructions, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually, electronically or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

SECTION 2.05               Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)            The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes that the holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 13 hereof or (iii) any Notes selected for redemption in accordance with Article 14, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)           So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)            Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)           Every Note (including the beneficial interest in Global Notes) that bears or is required under this Section 2.05(d) to bear the legend set forth in this Section 2.05(d) (together with any Series A Liberty SiriusXM Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in this Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(d) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(d) and Exhibit A, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”), which is the later of (1) the date that is one year after the last date of original issuance of the Notes (or such other date as permitted by Rule 144 under the Securities Act or any successor provision thereto), and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Series A Liberty SiriusXM Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(f), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE SERIES A LIBERTY SIRIUSXM COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)           REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF LIBERTY MEDIA CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)           TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)            TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the completed Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(d). The Company shall notify the Trustee, in writing, upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Series A Liberty SiriusXM Common Stock has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e)            The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Global Notes shall be issued to the Depositary, registered in the name of the Depository Trust Company or its nominee, and initially deposited with the Trustee as custodian for the Depositary.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Notes pursuant to this Section 2.05 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its standing procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or its direct or indirect participants relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(f)            Until the Resale Restriction Termination Date, any stock certificate representing Series A Liberty SiriusXM Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Series A Liberty SiriusXM Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Series A Liberty SiriusXM Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Series A Liberty SiriusXM Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)           REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF LIBERTY MEDIA CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)           TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)            TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(3)           PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S SERIES A LIBERTY SIRIUSXM COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

SECTION 2.06               Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into cash, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, including without limitation if a Note is replaced and subsequently presented or claimed for payment and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or redemption or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or conversion of negotiable instruments or other securities without their surrender.

SECTION 2.07               Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

SECTION 2.08               Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, redemption, exchange or registration of transfer (other than any Notes exchanged pursuant to Section 12.09) pursuant to the provisions of this Indenture, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.09               CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to them; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers. Until such time as the Company notifies the Trustee to remove the restrictive legend as set forth in Section 2.05(d) from the Notes or a transfer of Notes from a Restricted Global Note to an Unrestricted Global Note is otherwise made pursuant to the terms hereof, the restricted CUSIP number will be the CUSIP number for the Notes. At such time as the Company notifies the Trustee to remove the restrictive legend as set forth in Section 2.05(d) from the Notes, such legend shall be deemed removed from any Global Notes and an unrestricted CUSIP number for the Notes shall be deemed to be the CUSIP number for the Notes, and the Company will not be required to physically alter the Global Notes unless then required by the rules of the Depositary.

SECTION 2.10               Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen this Indenture and increase the principal amount of the Notes by issuing additional Notes in the future pursuant to this Indenture with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that any such additional Notes that are not fungible with the original Notes for U.S. federal income tax or securities law purposes will be identified by a separate CUSIP number or by no CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 15.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the holders of the Notes. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation any Notes that it may repurchase; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers or no CUSIP number. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are owned by the Company, any of the Company’s Subsidiaries or Affiliates or any Subsidiary of any Affiliate of the Company, as set forth in Section 8.04) unless and until such time as the Company surrenders them to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered.

SECTION 2.11               Automatic Exchange From Restricted Global Note to Unrestricted Global Note. Beneficial interests in a Global Note that is subject to restrictions set out in Section 2.05(d) (including the legend set forth in Section 2.05(d)) (the “Restricted Global Note”) may be automatically exchanged, at the election of the Company, into beneficial interests in an unrestricted Global Note that is no longer subject to the restrictions set out in Section 2.05(d) (including removal of the legend set forth in Section 2.05(d)) (the “Unrestricted Global Note”) without any action required by or on behalf of the Noteholder (the “Automatic Exchange”). In order to effect such exchange, the Company shall at least 15 days but not more than 30 days prior to the automatic exchange date, deliver a notice of Automatic Exchange (an “Automatic Exchange Notice”) to each Noteholder at such Noteholder’s address appearing in the Note Register, with a copy to the Trustee. The Automatic Exchange Notice shall be prepared by the Company and shall identify the Notes subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur; (3) the “CUSIP” number of the Restricted Global Note from which such Noteholders’ beneficial interests will be transferred and (4) the “CUSIP” number of the Unrestricted Global Note into which such Noteholders’ beneficial interests will be transferred. At the Company’s request on no less than five days’ prior notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Noteholder at such Noteholder’s address appearing in the Note Register; provided, however, that the Company shall have delivered to the Trustee an Officer’s Certificate requesting that the Trustee give the Automatic Exchange Notice (in the name and at the expense of the Company) and attaching the Automatic Exchange Notice as an exhibit thereto. As a condition to any such exchange pursuant to this Section 2.11, the Trustee shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officer’s Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee, certifying that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. Upon such exchange of beneficial interests pursuant to this Section 2.11, the Registrar shall endorse the Schedule of Increases and Decreases in Global Note to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Notes, respectively, equal to the principal amount of beneficial interests transferred. If an Unrestricted Global Note is not then outstanding at the time of the Automatic Exchange, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver an Unrestricted Global Note to the Depositary. Following any such transfer pursuant to this Section 2.11, the relevant Restricted Global Note shall be cancelled.

SECTION 2.12               No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Article 3
SATISFACTION AND DISCHARGE

SECTION 3.01               Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments, prepared by the Company, acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been irrevocably deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date, or upon conversion or otherwise, cash, shares of Series A Liberty SiriusXM Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums then due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Article 4
PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01               Payment of Principal, Interest and Additional Interest. The Company covenants and agrees that it will cause to be paid the principal of (including, if applicable the Redemption Price and the Fundamental Change Repurchase Price), and accrued and unpaid interest and Additional Interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

SECTION 4.02               Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes in certificated form may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”). Except for the surrender or presentation of Notes in certificated form as described in the preceding sentence, the Corporate Trust Office will be the office where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars, one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent.

SECTION 4.03               Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.04               Provisions as to Paying Agent.

(a)            If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)            that it will hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest and Additional Interest, if any, on the Notes in trust for the benefit of the holders of the Notes;

(ii)           that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest and Additional Interest, if any, on the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), or accrued and unpaid interest or Additional Interest, if any, on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), or accrued and unpaid interest or Additional Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Interest, if any, on the Notes when the same shall become due and payable.

(c)            Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)            Any money and shares of Series A Liberty SiriusXM common stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), interest or Additional Interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 4.05               Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence; provided that the Company may utilize any conversion procedures provided for under the laws of the jurisdiction of its organization or any laws of the United States of America, any State thereof or the District of Columbia to convert from one legal form or jurisdiction to another legal form or another jurisdiction under the laws of the United States of America, any State thereof or the District of Columbia, subject to the condition that the Company comply with Article 10 (to the extent applicable).

SECTION 4.06               Rule 144A Information Requirement and Annual Reports; Additional Interest.

(a)            At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act.

(b)            The Company shall deliver to the Trustee within fifteen days after the same is required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database shall be deemed delivered to the Trustee for purposes of this Section 4.06 at the time of such filing through the EDGAR database.

(c)            Delivery of the reports, information and documents described in clause (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

(d)           If, at any time during the six-month period beginning on, and including, the date which is six months after the date of original issuance of the Notes, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (without regard to current reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 under the Securities Act by holders other than the Company’s affiliates or holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes (other than the requirement that a holder mark in connection with a transfer of Notes, prior to the Resale Restriction Termination Date, on the Form of Assignment and Transfer the applicable exemption under the Securities Act pursuant to which such transfer is being made)), the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at an annual rate of 0.25% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file continues for the first 90 days and thereafter 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable as described above by holders other than the Company’s Affiliates (or holders that were the Company’s Affiliates at any time during the three months immediately preceding). Upon the occurrence of such failure to file, the Company shall deliver to the Trustee an Officer’s Certificate (upon which the Trustee may rely conclusively) stating (i) the amount of such Additional Interest that is payable and (ii) the date that such Additional Interest begins to accrue. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable and the Trustee shall not have any duty to verify the Company’s calculations of Additional Interest.

(e)            If, and for so long as, as of the 380th day after the last date of original issuance of the Notes pursuant to the Purchase Agreement, (i) the restrictive legend on the Notes has not been removed in accordance with Section 2.05(d) or Exhibit A, and (ii) the Notes bear a restricted CUSIP number or are not freely tradable by holders other than the Company’s Affiliates (or holders that were the Company’s Affiliates at any time during the three months immediately preceding) as a result of restrictions pursuant to Rule 144, the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at an annual rate of 0.50% per annum of the principal amount of Notes outstanding for each day after the 380th day after the last date of original issuance of the Notes until (i) the restrictive legend on the Notes has been removed in accordance with Section 2.05(d) or Exhibit A and the Notes no longer bear a restricted CUSIP number, and (ii) the Notes are freely tradable pursuant to Rule 144 by holders other than the Company’s Affiliates (or holders that were the Company’s Affiliates at any time during the three months immediately preceding).

(f)            Additional Interest payable in accordance with Section 4.06(d) or (e) will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)           In no event shall Additional Interest payable pursuant to Section 4.06(d) or (e), together with any Additional Interest that may accrue at our election pursuant to Section 6.03, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

SECTION 4.07               Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08               Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year (beginning with the Fiscal Year ending on December 31, 2023) an Officer’s Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

SECTION 4.09               Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Article 5
[RESERVED]

Article 6
DEFAULTS AND REMEDIES

SECTION 6.01               Events of Default. Each of the following shall be an “Event of Default”:

(a)            default in the payment in respect of the principal of any Note on the Maturity Date, upon Optional Redemption, upon SIRI Redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(b)           default in the payment of any interest (including any Additional Interest) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)            default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement, a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (f) or (g) of this Section 6.01), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(d)            a default or defaults under any bonds, notes, debentures or other evidences of indebtedness (other than the Notes) by the Company or any of the Designated Subsidiaries that is a Significant Subsidiary (or any group of Designated Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $100,000,000, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $100,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(e)            the entry against the Company or any Designated Subsidiary of the Company that is a Significant Subsidiary (or any group of Designated Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $100,000,000 (net of amounts covered by insurance or bonded), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(f)            the failure to comply with the obligation to convert the Notes in accordance with this Indenture upon exercise of a holder’s conversion right and such failure continues for three Business Days;

(g)           the failure to timely issue a Fundamental Change Company Notice in accordance with Section 13.01(b) and such failure continues for three Business Days; or

(h)           (i)             the Company, any Designated Subsidiary of the Company that is a Significant Subsidiary (or any group of Designated Subsidiaries that, taken together, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences a voluntary case,

(B)            consents to the entry of an order for relief against it in an involuntary case,

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)            makes a general assignment for the benefit of its creditors, or

(E)            admits, in writing, its inability generally to pay its debts as they become due; or

(ii)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any Designated Subsidiary that is a Significant Subsidiary or any group of Designated Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(B)            appoints a Custodian of the Company or any Designated Subsidiary that is a Significant Subsidiary or any group of Designated Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Designated Subsidiaries; or

(C)            orders the liquidation of the Company or any Designated Subsidiary that is a Significant Subsidiary or any group of Designated Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02               Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in clause (h) of Section 6.01), unless the principal of all of the Notes shall have already become due and payable (or waived), either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the 100% of the principal of and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in clause (h) of Section 6.01 occurs and is continuing, the principal of all the Notes and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, shall be immediately due and payable.

This provision, however, is subject to the conditions that if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver the Settlement Amount due upon conversion) and rescind and annul such declaration and its consequences (other than a declaration or consequences, as the case may be, resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to pay the Settlement Amount upon conversion or failure to pay the Redemption Price) and such Default (other than a Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to pay the Settlement Amount due upon conversion or failure to pay the Redemption Price) shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to pay the Settlement Amount due upon conversion or failure to pay the Redemption Price) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Notwithstanding anything herein to the contrary, if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the Company shall (x) (i) pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, upon all Notes and the principal of any and all Notes that shall have become due by acceleration (with interest on overdue installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any (to the extent that payment of such interest is enforceable under applicable law), and on such principal at the rate borne by the Notes at such time) or (ii) in the case of a failure to repurchase any Notes when required upon a Fundamental Change or a failure to pay the Settlement Amount upon conversion or failure to pay the Redemption Price, pay or deposit with the Trustee (or as directed by the Trustee) a sum or Settlement Amount sufficient to satisfy the Company’s obligation to repurchase any Notes when required upon a Fundamental Change or to pay the Settlement Amount upon conversion or to pay the Redemption Price and (y) amounts due to the Trustee pursuant to Section 7.06, then such declaration and its consequences shall be rescinded and annulled and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

SECTION 6.03               Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy of Noteholders for an Event of Default relating to any obligation under Section 4.06 shall, for the first 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 180 days an Event of Default is continuing in such 365-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining days an Event of Default is continuing in such 365-day period. Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Notes. The Company may elect to pay Additional Interest as the sole remedy under this Section 6.03 by giving notice to the holders, the Trustee and Paying Agent of such election (and making such notice available on its website) on or before the close of business on the 5th Business Day after the date on which such Event of Default otherwise would occur. If the Company fails to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 6.02. On the 366th day after such Event of Default (if such violation is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided in Section 6.02. This Section 6.03 shall not affect the rights of the Noteholders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section, the Notes will be subject to acceleration as provided in Section 6.02. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in this Section 6.03 and Section 4.04(d) and 4.02(e) to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made. In no event shall Additional Interest payable pursuant to this Section 6.03, together with any Additional Interest that may accrue pursuant to Section 4.06(d) or (e), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

SECTION 6.04               Payments of Notes on Default; Suit Therefor. If an Event of Default under clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and Additional Interest, if any, with interest on any overdue principal, interest and Additional Interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agent’s and counsel fees, and including any other amounts due to the Trustee under Section 7.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.

SECTION 6.05               Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including Additional Interest, if any, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount, including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and the Settlement Amount due in respect of any exercise of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and interest, including Additional Interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest, and Additional Interest, if any; and

Fourth, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct.

SECTION 6.06               Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such sixty-day period pursuant to Section 6.09; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of (including, if applicable, the Fundamental Change Repurchase Price upon repurchase pursuant to Section 13.01 and the Redemption Price), and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

SECTION 6.07               Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 6.08               Remedies Cumulative and Continuing. Except as provided in the second paragraph of Section 2.06 and Section 6.04, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 6.09               Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines conflicts with law or this Indenture or is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to deliver cash due upon conversion of the Notes, or (iii) a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of each holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.10               Notice of Defaults. The Trustee shall, within ninety days after the occurrence and continuance of a Default or Event of Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults or Events of Default shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default or Event of Default in the payment of the principal of, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Redemption Price or any Fundamental Change Repurchase Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

SECTION 6.11               Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any Note (including, but not limited to, if applicable, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 12.

Article 7
CONCERNING THE TRUSTEE

SECTION 7.01               Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, except that:

(a)            prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)           in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)            the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g)            in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)            in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, privileges, immunities and protections, including without limitation, its right to be indemnified, afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

SECTION 7.02               Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)            the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)            the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)             the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)            the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate);

(i)             the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(j)             the Company shall provide prompt written notice to the Trustee of any change to its fiscal year (it being expressly understood that the failure to provide such notice to the Trustee shall not be deemed a Default or Event of Default under this Indenture); and

(k)            the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

In no event shall the Trustee be liable for any special, consequential, punitive or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as proven in a court of competent jurisdiction in a final and non-appealable decision. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any holder of the Notes.

SECTION 7.03               No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The

Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

SECTION 7.04               Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

SECTION 7.05               Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

SECTION 7.06               Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable and documented compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable and documented compensation and the reasonable and documented expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith as determined by a final, non-appealable order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or reasonable expense incurred, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.06), without gross negligence, willful misconduct or bad faith on the part of the Trustee as determined by a court of competent jurisdiction in a final and non-appealable decision, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability in the premises and enforcing this Indenture (including this Section 7.06). The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

SECTION 7.07               Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee as determined by a court of competent jurisdiction in a final and non-appealable decision, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee as determined by a court of competent jurisdiction in a final and non-appealable decision, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08               Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within ninety days or, if known to the Trustee later than 90 days after it occurs, as soon as practicable, (b) apply to the Commission for permission to continue as Trustee or (c) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 7.09               Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.10               Resignation or Removal of Trustee.

(a)            The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)            the Trustee shall fail to comply with Section 7.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii)           the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(iii)          the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)            The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11               Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.

Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 7.12               Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may, upon receipt of a Company Order, authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.13               Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

SECTION 7.14               Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
CONCERNING THE NOTEHOLDERS

SECTION 8.01               Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

SECTION 8.02               Proof of Execution by Noteholders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

SECTION 8.03               Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums or shares of Series A Liberty SiriusXM Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

SECTION 8.04               Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes that are owned by the Company, any of the Company’s Subsidiaries or Affiliates or any Subsidiary of any Affiliate of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination, unless the Company, any of the Company’s Subsidiaries or Affiliates or any Subsidiary of any Affiliate of the Company would be adversely disproportionately affected (provided that the Trustee shall not be responsible for making such determination) by the direction, consent or waiver by such other holders; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

SECTION 8.05               Revocation of Consents; Future Noteholders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
SUPPLEMENTAL INDENTURES

SECTION 9.01               Supplemental Indentures Without Consent of Noteholders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)            to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(b)           to conform the terms of this Indenture or the Notes to the description thereof in the Offering Memorandum;

(c)            to provide for the assumption by a Successor Entity of the obligations of the Company under this Indenture pursuant to Article 10 or otherwise to effect any transaction permitted under Article 10;

(d)           to make any change, deemed necessary or appropriate by the Board of Directors, to provide that the Notes are convertible into Reference Property in accordance with Section 12.05, in a manner that does not adversely affect the rights of any Noteholder in any material respect;

(e)            to add guarantees with respect to the Notes;

(f)             to secure the Notes;

(g)            to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(h)            to make any change that does not adversely affect the rights of any holder in any material respect;

(i)             to appoint a successor Trustee with respect to the Notes;

(j)             to comply with any requirements under the Trust Indenture Act, if applicable;

(k)            to reopen this Indenture and increase the principal amount of the Notes by issuing additional Notes; or

(l)             to irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate the Company’s right to elect a Settlement Method; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions of Article 12.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02               Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes or waiving any past default, Event of Default or compliance with provisions of this Indenture; provided, however, that no such supplemental indenture shall:

(a)            reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;

(b)            reduce the rate or extend the stated time for payment of interest, including Additional Interest, on any Note;

(c)            reduce the principal of, or extend the Maturity Date of, any Note;

(d)            make any change that impairs or otherwise adversely affects the conversion rights of any Notes;

(e)            reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments;

(f)            make any Note payable in a currency other than that stated in the Note;

(g)            change the ranking of the Notes;

(h)            impair the right of any holder to receive payment of principal of and interest, including any Additional Interest, on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(i)             make any change in the provisions of this Article 9 that require each holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09,

in each case without the consent of each holder of an outstanding Note affected.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 9.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

After an amendment under this Indenture becomes effective, the Company will distribute to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment or result in a Default or Event of Default.

SECTION 9.03               Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04               Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) upon receipt of a Company Order, and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

SECTION 9.05               Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 15.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is permitted or authorized by this Indenture, and such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. In the case of any supplemental indenture executed pursuant to Section 9.01, such evidence of compliance shall include a copy of a Board Resolution stating that the supplemental indenture does not adversely affect the rights of any holder in any material respect.

Article 10
CONSOLIDATION, MERGER AND SALE OF ASSETS AND CERTAIN
EXTRAORDINARY TRANSACTIONS

SECTION 10.01             Company May Consolidate, Etc. on Specified Terms. Subject to the provisions of Section 10.03, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another Person, or convert pursuant to the laws of the state of incorporation or formation of the Company into a different form of legal entity, unless:

(a)            the resulting, surviving or transferee Person shall be a corporation, partnership, limited liability company or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b)           the Successor Entity (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and

(c)            immediately after giving effect to such transaction or event, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Notwithstanding anything herein to the contrary, the Company shall not be deemed to have conveyed, transferred or leased all or substantially all of its properties and assets to another Person in any transaction or event so long as immediately following such transaction or event the Company continues to hold directly or indirectly all or substantially all of the equity interests in Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.) owned immediately prior to such transaction or event.

Upon any such consolidation, merger, conveyance, transfer, conversion or lease the Successor Entity shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 10.01, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person (which is neither the Company nor a Subsidiary of the Company), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company to another Person.

Notwithstanding anything in this Indenture to the contrary, the Company, in its sole discretion and without needing to comply with the requirements Section 10.01(a), (b) or (c), may enter into any statutory conversion, domestication, transfer or continuation that results in the redomestication of the Company to another United States jurisdiction (including any state or territory thereof or the District of Columbia) so long as immediately after such transaction, the Company, as so redomesticated, remains the obligor under the Notes and owns, directly or indirectly, all or substantially all of the assets it owned immediately prior to such transaction.

SECTION 10.02             Company May Elect to Cause Successor Entity from Extraordinary Transaction or SIRI Distribution to Assume Obligations of the Company under the Notes. Subject to the provisions of Section 10.03, the Company may elect to cause the Successor Entity whose Common Equity is distributed to holders of the Series A Liberty SiriusXM Common Stock in connection with an Extraordinary Transaction or a SIRI Distribution to become the obligor under the Notes if:

(a)            the Successor Entity (which shall be a SIRI Subsidiary in the case of a SIRI Distribution) shall be a registrant under the Exchange Act;

(b)            the Common Equity of such Successor Entity shall, upon completion of the Extraordinary Transaction or SIRI Distribution, be Publicly Traded Securities;

(c)            the Successor Entity shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and

(d)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;

and, in such case, the provisions of Section 12.04(c)(B) or Section 12.04(c)(C) shall apply.

Upon completion of any such Extraordinary Transaction or SIRI Distribution, the Successor Entity shall succeed to, and may exercise every right and power of, the Company under this Indenture.

SECTION 10.03             Successor Entity to Be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease, Extraordinary Transaction or SIRI Distribution and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Entity thereupon may cause to be signed, and may issue in its own name any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall, upon receipt of a Company Order, authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), Extraordinary Transaction or SIRI Distribution, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease and subject to the Company’s election pursuant to Section 10.02, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, Extraordinary Transaction or SIRI Distribution, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

SECTION 10.04             Opinion of Counsel to Be Given to Trustee. The Company shall not effect (x) any merger, consolidation, conveyance, transfer or lease referred to in Section 10.01 that requires compliance with Sections 10.01(a), (b) or (c) or (y) any Extraordinary Transaction or SIRI Distribution to which Section 10.02 applies, unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, Extraordinary Transaction or SIRI Distribution and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 10.

Article 11
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

SECTION 11.01             Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

Article 12
CONVERSION OF NOTES

SECTION 12.01             Conversion Privilege.

(a)            Upon compliance with the provisions of this Article 12, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions set forth in Section 12.01(b), at any time prior to December 15, 2027, under the circumstances and during the periods set forth in Section 12.01(b), and (ii) irrespective of the conditions set forth in Section 12.01(b), on or after December 15, 2027, and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at a conversion rate (the “Conversion Rate”) of 25.9000 shares of Series A Liberty SiriusXM Common Stock (subject to adjustment as provided in Section 12.04) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 12.02, the “Conversion Obligation”). A Noteholder may convert a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination.

(b)           (i)           Prior to December 15, 2027, the Notes may be surrendered for conversion during any calendar quarter after the calendar quarter ending June 30, 2023 (and only during such calendar quarter), if the Last Reported Sale Price of Series A Liberty SiriusXM Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is equal to or more than 130% of the applicable Conversion Price for the Notes on the last day of such preceding calendar quarter.

(ii)           Prior to December 15, 2027, the Notes may be surrendered for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Noteholder in accordance with this Section 12.01(b)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of the then applicable Conversion Rate on such Trading Day and the Last Reported Sale Price of the Series A Liberty SiriusXM Common Stock for such Trading Day (such product, the “Conversion Value”). The Company shall have no obligation to determine the Trading Price of the Notes unless a Noteholder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the Conversion Value at such time, at which time the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive such Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the Conversion Value on such Trading Day. Any such determination will be conclusive absent manifest error. If, upon presentation of such reasonable evidence by a Noteholder, the Company does not determine the Trading Price of the Notes as provided in the preceding sentence, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the Conversion Value. If the Trading Price condition set forth above has been met, the Company shall so notify the Noteholders, the Trustee and Conversion Agent in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of the Notes on any Trading Day is greater than or equal to 98% of the Conversion Value on such Trading Day, the Company shall so notify the Noteholders, the Trustee and Conversion Agent in writing.

(iii)          In the event that the Company elects to:

(A)           distribute to all or substantially all holders of Series A Liberty SiriusXM Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the record date for such distribution, to subscribe for or purchase Series A Liberty SiriusXM Common Stock, at a price per share less than the average of the Last Reported Sales Price of Series A Liberty SiriusXM Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date such distribution is announced; or

(B)            distribute to all or substantially all holders of Series A Liberty SiriusXM Common Stock the Company’s assets, debt securities, or certain rights to purchase securities of the Company (other than any distribution made in connection with or relating to any consolidation, merger, combination or binding share exchange or other business combination transaction involving the Company (including any series of transactions or events related to such consolidation, merger, combination or binding share exchange or other business combination transaction)), which distribution has a per share value (as determined by the Company in good faith) exceeding 10% of the Last Reported Sale Price of the Series A Liberty SiriusXM Common Stock on the Trading Day immediately preceding the date such distribution is announced, then, in each case, the Company shall notify all holders of the Notes, the Trustee and the Conversion Agent not less than 43 Business Days prior to the proposed Ex-Dividend Date for such distribution and will update such notice promptly if the proposed Ex-Dividend Date subsequently changes; provided, however, that if the Company is then otherwise permitted to settle conversions of Notes by Physical Settlement (and, for the avoidance of doubt, has not irrevocably elected another Settlement Method for conversion of Notes), then the Company may instead elect to provide such notice to all holders of the Notes, the Trustee and the Conversion Agent at least 10 Business Days prior to such proposed Ex-Dividend Date, in which case the Company shall be required to settle all conversions of Notes with a Conversion Date occurring during the period on or after the date the Company provides such notice until the close of business on the second Business Day immediately prior to such Ex-Dividend Date (or, if earlier, the date the Company announces that such issuance or distribution will not take place) by Physical Settlement, and the Company shall describe the same in such notice. Once the Company has given such notice to all holders of the Notes, the Trustee and the Conversion Agent, the Notes may be surrendered for conversion at any time until the earlier of (1) the close of business on the second Business Day immediately prior to such Ex-Dividend Date and (2) the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time. No Noteholder may exercise this right to convert if the Noteholder otherwise may participate in such distribution without conversion (based upon the then-applicable Conversion Rate and upon the same terms as holders of the Series A Liberty SiriusXM Common Stock). No distribution made by the Company to all or substantially all holders of the Series A Liberty SiriusXM Common Stock as part of a Reclassification (including any Specified Reclassification), Optional Conversion Event or Mandatory Conversion Event shall be subject to this clause (iii).

(iv)          In the event of a Fundamental Change or a Make-Whole Fundamental Change, a Noteholder may surrender Notes for conversion at any time from and after the 30th Business Day prior to the anticipated effective date of such Fundamental Change or Make-Whole Fundamental Change or, if later, the date on which the Company notifies holders of such anticipated effective date in accordance with the provision of the following sentence, as the case may be, until the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change (or, in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change, the 30th Trading Day immediately following the effective date of such Make-Whole Fundamental Change). The Company shall use commercially reasonable efforts to give notice of the anticipated effective date of any Fundamental Change or Make-Whole Fundamental Change, as the case may be, as soon as practicable after the Company determines the anticipated effective date of such Fundamental Change or Make-Whole Fundamental Change, as the case may be, and shall use commercially reasonable efforts to make such determination in time to give such notice no later than 30 Business Days in advance of such anticipated effective date; provided that the Company will not be required to give such notice more than 30 Business Days in advance of such anticipated effective date, and will update such notice promptly if the anticipated effective date subsequently changes.

(v)           If the Company calls any Notes for redemption pursuant to Article 14 prior to December 15, 2027, then a holder may surrender all or any portion of its Called Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately prior to the Redemption Date, even if the Called Notes are not otherwise convertible at such time. After that time, the right to convert such Called Notes on account of the Company’s delivery of a Notice of Redemption shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a holder of Called Notes may convert all or a portion of its Called Notes until the close of business on the Scheduled Trading Day immediately preceding such later date on which the Redemption Price has been paid or duly provided for. If the Company elects to redeem fewer than all of the outstanding Notes for redemption pursuant to Article 14, and the holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, prior to the close of business on the 42nd (or, in the case of a SIRI Redemption, 19th) Scheduled Trading Day immediately before the relevant Redemption Date (or if, as permitted by Section 14.02(a), the Company delivers a Notice of Redemption not less than 15 Scheduled Trading Days nor more than 60 Scheduled Trading Days prior to the related Redemption Date, then prior to close of business on the 14th Scheduled Trading Day immediately before the relevant Redemption Date), whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day prior to such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such conversion will be deemed to be of a Note called for redemption, and such Note or beneficial interest will be deemed called for redemption solely for the purposes of such conversion (“Deemed Redemption”). If a holder elects to convert Called Notes pursuant to this Section 12.01(b)(v) during the related Redemption Period, the Company will, under certain circumstances, increase the Conversion Rate for such Called Notes pursuant to Section 12.03. Accordingly, if the Company elects to redeem fewer than all of the outstanding Notes pursuant to Article 14, holders of the Notes that are not Called Notes will not be entitled to convert such Notes pursuant to this Section 12.01(b)(v) and will not be entitled to an increase in the Conversion Rate on account of the Notice of Redemption, even if such Notes are otherwise convertible pursuant to any other provision of this Section 12.01(b) and are converted during the related Redemption Period. If any redemption is revoked as provided in Section 14.02(e), then the Redemption Period with respect to such redemption shall terminate as of the close of business on the date the Company provides notice of such revocation to holders of Notes Called, and the Conversion Agent will promptly return to the respective holders thereof any Notes surrendered prior to such revocation for conversion in connection with such redemption for which the consideration due upon such conversion has not been paid or delivered with respect to such Notes as of the close of business on the date the Company provides such notice of such revocation (and any funds tendered in connection therewith pursuant to Section 12.02(b)).

SECTION 12.02             Conversion Procedure; Settlement Upon Conversion.

(a)            Subject to this Section 12.02, Section 12.03(c) and Section 12.05, upon any conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Series A Liberty SiriusXM Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Series A Liberty SiriusXM Common Stock in accordance with subsection (i) of this Section 12.02 (“Physical Settlement”) or a combination of cash and shares of Series A Liberty SiriusXM Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Series A Liberty SiriusXM Common Stock in accordance with subsection (i) of this Section 12.02 (“Combination Settlement”), at its election, as set forth in this Section 12.02.

(i)            All conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period shall be settled using the same Settlement Method, and all conversions for which the relevant Conversion Date occurs on or after December 15, 2027, shall be settled using the same Settlement Method.

(ii)           Except for any conversions of Called Notes for which the relevant Conversion Date occurs during a Redemption Period and any conversions for which the relevant Conversion Date occurs on or after December 15, 2027, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)          If, in respect of any Conversion Date (or any period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of (A) any conversions of Called Notes for which the relevant Conversion Date occurs during the applicable Redemption Period, in the relevant Redemption Notice, (B) any conversions of Notes for which the relevant Conversion Date occurs on or after December 15, 2027, no later than December 15, 2027, or (C) any conversions of Notes for which the Company has irrevocably elected Physical Settlement pursuant to Section 12.01(b)(iii) in a notice as described in such Section 12.01(b)(iii)) (in each case, the “Settlement Method Election Deadline”). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company does not elect a Settlement Method prior to the relevant Settlement Method Election Deadline with respect to a conversion, the Company shall no longer have the right to elect a Settlement Method with respect to any conversion on such Conversion Date or during such period, and the Company shall be deemed to have elected the Default Settlement Method with respect to any conversion (and, for the avoidance of doubt, no Default or Event of Default under this Indenture shall be deemed to have occurred due to the Company’s failure to timely elect a Settlement Method) on such Conversion Date or during such period, as the case may be. If, prior to the relevant Settlement Method Election Deadline, the Company delivers a Settlement Notice electing Combination Settlement (or is deemed to have elected Combination Settlement) but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes to be converted in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. For the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify the applicable Specified Dollar Amount shall not constitute a Default or Event of Default under this Indenture.

By notice to all holders, the Company may, on or prior to December 15, 2027, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount set forth in such election notice. Concurrently with providing notice to all holders of an election to change the Default Settlement Method or irrevocably fix the Settlement Method, the Company shall promptly either post an announcement on its website or issue a report on Form 8-K (or any successor form) disclosing such Default Settlement Method or irrevocably fixed Settlement Method. If the Company changes the Default Settlement Method or irrevocably elects to fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Company will, after the date of such change or election, as the case may be, inform holders converting their Notes through the Trustee in writing of such Specified Dollar Amount no later than the relevant Settlement Method Election Deadline, or, if the Company does not timely notify holders, such Specified Dollar Amount will be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such Specified Dollar Amount will be $1,000 per $1,000 principal amount of Notes. Such change in the Default Settlement Method or irrevocable election shall apply for all conversions of Notes with Conversion Dates occurring subsequent to delivery of such notice; provided, however, that no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note. For the avoidance of doubt, such an irrevocable election, if made by the Company, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 9.01(l). However, the Company may nonetheless choose to execute such an amendment at its option.

(iv)          The cash, shares of Series A Liberty SiriusXM Common Stock or combination of cash and shares of Series A Liberty SiriusXM Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Series A Liberty SiriusXM Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 (or, in the case of a SIRI Redemption, 20) consecutive Trading Days during the related Observation Period; and

(C) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 (or, in the case of a SIRI Redemption, 20) consecutive Trading Days during the related Observation Period.

(v)           The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Series A Liberty SiriusXM Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Series A Liberty SiriusXM Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)           Subject to Section 12.02(d), before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to the amount of interest and Additional Interest, if any, payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 12.02(g), and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and (3) if required, pay funds equal to interest (including any Additional Interest) payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 12.02(g) and (4) if required, furnish appropriate endorsements and transfer documents. The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 12 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 13.02, unless the Company defaults in the payment of the Fundamental Change Repurchase Price.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)            A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in clause (b) of this Section 12.02. The Company shall pay or deliver, as the case may be, the consideration due in respect of its Conversion Obligation by the second Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement (provided that, with respect to any Conversion Date following the Interest Record Date immediately preceding the Maturity Date, the Company will deliver such consideration on the Maturity Date), or by the second Trading Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method; provided, however, if, prior to the Conversion Date for any converted Notes, the Series A Liberty SiriusXM Common Stock has been replaced by Reference Property consisting solely of cash pursuant to Section 12.05, the Company will deliver the consideration due in respect of its Conversion Obligation by the tenth Business Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required in order to calculate the Settlement Amount in respect of the Company’s Conversion Obligation will not be available as of the applicable delivery date, the Company will make delivery of the additional consideration resulting from such adjustment by the second Trading Day after the earliest Trading Day on which such calculation can be made. If any shares of Series A Liberty SiriusXM Common Stock are due to a converting holder, the Company shall issue or cause to be issued, and deliver to such holder, or such holder’s nominee or nominees, the full number of shares of Series A Liberty SiriusXM Common Stock to which such holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)            If a holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Series A Liberty SiriusXM Common Stock upon conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall pay such tax. The Company may refuse to deliver the certificates representing the shares of Series A Liberty SiriusXM Common Stock being issued in a name other than the holder’s name until the Company receives a sum sufficient to pay any tax that is due by such holder in accordance with the immediately preceding sentence.

(e)            In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder (but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such conversion being different from the name of the holder of the old Notes surrendered for such conversion), a new Note or Notes in Permitted Denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(f)            Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)           Upon conversion, a Noteholder shall not receive any additional cash payment for accrued and unpaid interest and Additional Interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligations pursuant to Section 12.02 shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Series A Liberty SiriusXM Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the preceding sentence, if Notes are converted after the close of business on an Interest Record Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment by the holder of such Note so converted of an amount equal to the interest and Additional Interest, if any, payable on the Notes on such Interest Payment Date; provided, however, that no such payment shall be required (1) if the Company has specified a Redemption Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (3) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (4) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date. Except as set forth in this Section 12.02(g), no payment or adjustment will be made for accrued and unpaid interest and Additional Interest, if any, on converted Notes.

(h)            The Person in whose name the shares of Series A Liberty SiriusXM Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a holder of such Notes surrendered for conversion.

(i)             The Company shall not issue any fractional share of Series A Liberty SiriusXM Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Series A Liberty SiriusXM Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day), in the case of Physical Settlement, or based on the Daily VWAP for the last Trading Day of the relevant Observation Period, in the case of Combination Settlement. For all Notes surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

SECTION 12.03             Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Notice of Redemption. (a)  Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 12, (1) at any time from, and including, the effective date of a Make-Whole Fundamental Change to, and including, the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, or the 30th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change (in the case of a Make-Whole Fundamental Change or an Exempted Fundamental Change that does not constitute a Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), or (2) in the case of a Notice of Redemption relating to an Optional Redemption or a SIRI Redemption, during the related Redemption Period (but only with respect to conversions of Called Notes during such related Redemption Period), as the case may be, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 12.03, otherwise apply to such Note pursuant to this Article 12, plus an amount of additional shares of Series A Liberty SiriusXM Common Stock equal to the Additional Shares, as described below. For the avoidance of doubt, if the Company elects to redeem fewer than all of the outstanding Notes pursuant to Article 14, holders of the Notes that are not Called Notes will not be entitled to convert such Notes pursuant to Section 12.01(b)(v) and will not be entitled to an increase in the Conversion Rate on account of the Notice of Redemption, even if such Notes are otherwise convertible pursuant to Section 12.01(b)(i)-(iv) and are converted during the related Redemption Period.

As used herein, (1) “Effective Date” shall mean, in each case and as the case may be, the effective date of a Make-Whole Fundamental Change or the date on which the Company delivers a Notice of Redemption, and (2) “Stock Price” means the price paid or deemed paid per share of the Series A Liberty SiriusXM Common Stock in the Make-Whole Fundamental Change or determined based on the Last Reported Sale Prices on the date that the Company delivers the Notice of Redemption with respect to the Notice of Redemption, as the case may be. In the case of a Make-Whole Fundamental Change described in clause (b) under the definition of Fundamental Change due to a transaction or event in which holders of Series A Liberty SiriusXM Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the Stock Price shall be the amount of cash paid per share of Series A Liberty SiriusXM Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices per share of the Series A Liberty SiriusXM Common Stock over the period of five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the applicable Effective Date. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

If a conversion of Called Notes during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the Effective Date of the Notice of Redemption or the Make-Whole Fundamental Change, as applicable, and the later event shall be deemed not to have occurred for purposes of this Section 12.03.

As used herein, “Additional Shares” shall mean, for purposes of this Section 12.03, the amount set forth in the following table that corresponds to the Effective Date and the Stock Price, all as determined by the Company:

	Stock Price
Effective Date	$29.70	$32.00	$35.00	$38.61	$42.00	$46.00	$50.19	$60.00	$75.00	$100.00	$125.00	$175.00	$300.00
March 10, 2023	7.7700	6.6109	5.4837	4.5232	3.8826	3.3361	2.9203	2.2858	1.7289	1.2093	0.9023	0.5521	0.1918
March 15, 2024	7.7700	6.3969	5.1463	4.1093	3.4429	2.8985	2.5033	1.9353	1.4621	1.0266	0.7692	0.4754	0.1712
March 15, 2025	7.7700	6.0922	4.6937	3.5695	2.8819	2.3526	1.9942	1.5203	1.1497	0.8107	0.6095	0.3797	0.1410
March 15, 2026	7.7700	5.6656	4.0766	2.8521	2.1576	1.6748	1.3841	1.0457	0.7957	0.5633	0.4246	0.2662	0.1012
March 15, 2027	7.7700	5.3500	3.3329	1.9251	1.2436	0.8702	0.6989	0.5352	0.4120	0.2926	0.2210	0.1393	0.0541
March 15, 2028	7.7700	5.3500	2.6714	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)             if the actual Stock Price is between two Stock Prices listed in the table above under the row titled “Stock Price,” or if the actual Effective Date is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Additional Shares shall be determined by the Company by straight-line interpolation between the Additional Shares set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)            if the actual Stock Price is greater than $300.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price is less than $29.70 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Additional Shares shall be equal to zero and this Section 12.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii)           if an event occurs that requires, pursuant to this Article 12 (other than solely pursuant to this Section 12.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the row titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 12, immediately after such adjustment to the Conversion Rate;

(iv)          the Additional Shares set forth in the table above shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 12.04;

(v)           in no event will the Conversion Rate exceed 33.6700 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 12.04; and

(vi)          If any Noteholder converts such holder’s Notes prior to or following the Make-Whole Fundamental Change Period or applicable Redemption Period, as the case may be, such holder will not be entitled to receive the increased Conversion Rate resulting from the Additional Shares in connection with such conversion.

(b)            As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change, the Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change and shall use commercially reasonable efforts in time to give such notice no later than 30 Business Days in advance of the anticipated Effective Date of such proposed Make-Whole Fundamental Change, and will update such notice and press release promptly if the anticipated Effective Date of such Make-Whole Fundamental Change subsequently changes; provided that the Company shall not be required to give such notice or issue such press release more than thirty Business Days in advance of such anticipated Effective Date and will update its notice and press release promptly if such anticipated Effective Date subsequently changes. Each such press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than five Business Days after the actual Effective Date of each Make-Whole Fundamental Change, the Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publish on the Company’s website, such Effective Date and the amount by which the Conversion Rate has been so increased.

(c)            Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or upon surrender of Called Notes during a Redemption Period pursuant to Section 12.01(b)(v), the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 12.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Noteholders in cash on the tenth Business Day following the relevant Conversion Date.

(d)            Nothing in this Section 12.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 12.04 in respect of a Make-Whole Fundamental Change.

SECTION 12.04             Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)            If the Company exclusively issues shares of Series A Liberty SiriusXM Common Stock as a dividend or distribution on all or substantially all of the shares of the Series A Liberty SiriusXM Common Stock, or if the Company effects a share split or share combination of Series A Liberty SiriusXM Common Stock, the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0	x	OS OS0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the opening of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the opening of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Series A Liberty SiriusXM Group Common Stock outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be; and

OS	=	the number of shares of Series A Liberty SiriusXM Group Common Stock outstanding immediately after such dividend, distribution, share split or share combination, as the case may be.

Such adjustment to the applicable Conversion Rate will be made immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or on the Business Day immediately following the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, or the outstanding shares of Series A Liberty SiriusXM Common Stock are not split or combined, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Series A Liberty SiriusXM Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)           If the Company distributes to all or substantially all holders of Series A Liberty SiriusXM Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the record date for such distribution, to subscribe for or purchase shares of Series A Liberty SiriusXM Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the applicable Conversion Rate shall be increased based on the following formula:

CR = CR0	x	OS0 + X OS0 + Y

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Series A Liberty SiriusXM Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Series A Liberty SiriusXM Common Stock issuable pursuant to the rights, options or warrants that are distributed to holders of the Series A Liberty SiriusXM Common Stock; and

Y	=	the number of shares of Series A Liberty SiriusXM Common Stock equal to (x) the aggregate price payable to exercise the rights, options or warrants that are distributed to the holders of shares of Series A Liberty SiriusXM Common Stock, divided by (y) the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment to the applicable Conversion Rate shall be made immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that shares of Series A Liberty SiriusXM Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Series A Liberty SiriusXM Common Stock actually delivered. If no such rights, options or warrants are so distributed, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not been declared.

For purposes of this Section 12.04(b), in determining whether any rights, options or warrants distributed to the holders of Series A Liberty SiriusXM Common Stock entitle such holders to subscribe for or purchase shares of Series A Liberty SiriusXM Common Stock at less than the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)            If the Company shall distribute shares of Capital Stock, evidences of indebtedness or other of its assets or property to all or substantially all holders of Series A Liberty SiriusXM Common Stock, other than:

(i)            dividends or distributions (including share splits) to which the provisions of Section 12.04(a) or Section 12.04(b) apply;

(ii)            dividends or distributions paid exclusively in cash to which the provisions of Section 12.04(d) apply;

(iii)          dividends or distributions of any shares of any series of Capital Stock or similar equity interest that are, or when issued will be, Publicly Traded Securities that are issued pursuant to a Spin-Off or Specific Share Distribution to which the provisions of Section 12.04(c)(A) apply (except in the case of a SIRI Distribution in which the Company elects to apply the provisions of Section 12.04(c)(B) or (C) or as to which the provisions of Section 12.05 apply);

(iv)          dividends or distributions of any shares of any series of Capital Stock or similar equity interest issued pursuant to an Extraordinary Transaction as to which either (x) the provisions of Section 12.04(c)(B) or (C) apply or (y) the provisions of Section 12.05 apply;

(v)           a SIRI Distribution or Specified Reclassification;

(vi)          dividends or distributions of any series of Capital Stock issued pursuant to a Partial Redemptive Split-Off for which either no adjustment to the Conversion Rate is provided or, in the case of a SIRI Distribution effected as a Partial Redemptive Split-Off, the provisions of Section 12.04(c)(B) or (C) apply; and

(vii)         dividends or distributions of any series of the Company’s Common Equity issued upon conversion, pursuant to the terms of the Restated Charter, of shares of Series A Liberty SiriusXM Common Stock into any other series of the Company’s Common Equity, whether pursuant to a Mandatory Conversion Event or an Optional Conversion Event, that are eligible for treatment as “Reference Property” pursuant to Section 12.05, then the applicable Conversion Rate shall be increased based on the following formula:

CR = CR0	x	SP0 SP0 – FMV

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the aggregate shares of Capital Stock, evidences of indebtedness, or other assets or property distributed with respect to one share of Series A Liberty SiriusXM Common Stock as of the opening of business on the Ex-Dividend Date for such distribution.

Such adjustment to the applicable Conversion Rate shall become effective immediately prior to the opening of business on the Ex-Dividend Date for such distribution; provided that if the “FMV” of the portion of the shares of Capital Stock, evidences of indebtedness or other assets or property (“Distributed Property”) as set forth above applicable to one share of Series A Liberty SiriusXM Common Stock is equal to or greater than “SP0”, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Noteholder shall have the right to receive on conversion in respect of each $1,000 principal amount of the Notes held by such holder, in addition to the Settlement Amount in respect of the number of shares of Series A Liberty SiriusXM Common Stock represented by the Conversion Rate, a cash payment based on the amount and kind of Distributed Property such holder would have received had such holder already owned a number of shares of Series A Liberty SiriusXM Common Stock equal to the applicable Conversion Rate immediately prior to the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 12.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the 10 consecutive Trading Day period for Series A Liberty SiriusXM Common Stock ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

(A)           With respect to an adjustment pursuant to this Section 12.04(c) where there has been a payment of a dividend or other distribution on shares of Series A Liberty SiriusXM Common Stock (x) of shares of Capital Stock of any class or series, or similar equity interest, that are Publicly Traded Securities of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) or (y) of shares of Capital Stock of any class or series, or similar equity interest, that are Publicly Traded Securities pursuant to a Specific Share Distribution, except as provided in clause (B) or (C) of this Section 12.04(c), in Section 12.04(f) or as to which the provisions of Section 12.05 apply, the applicable Conversion Rate will be increased based on the following formula:

CR = CR0	x	FMV + MP0 MP0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for the Spin-Off or Specific Share Distribution;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for the Spin-Off or Specific Share Distribution;

FMV	=	the average of the Last Reported Sale Prices of the aggregate shares of Capital Stock or similar equity interest distributed to holders of Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off or Specific Share Distribution (such period as used in this Section 12.04(c)(A), the “Valuation Period”), and

MP0	=	the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the Valuation Period.

The adjustment to the applicable Conversion Rate under this Section 12.04(c)(A) shall be made immediately after the opening of business on the day after the last day of the Valuation Period, but shall become effective as of the opening of business on the Ex-Dividend Date for the Spin-Off or Specific Share Distribution. For purposes of determining the applicable Conversion Rate, (x) in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for the Spin-Off or Specific Share Distribution for which Physical Settlement is applicable, references within this Section 12.04(c)(A) to 10 trading days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off or Specific Share Distribution to, but excluding, the relevant Conversion Date and (y) in respect of any conversion for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in this Section 12.04(c)(A) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off or Specific Share Distribution to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If the Ex-Dividend Date for the Spin-Off or Specific Share Distribution is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 12.04(c)(A) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off or Specific Share Distribution to, and including, the last Trading Day of such Observation Period.

(B)            Notwithstanding clause (A) above, but subject to clause (C) below, if in connection with an Extraordinary Transaction or a SIRI Distribution:

1.            the Successor Entity whose shares of Capital Stock of any class or series, or similar equity interest, are to be distributed will become the obligor under the Notes in connection with such event or transaction pursuant to the provisions of Article 10; and

2.            the shares of Capital Stock of any class or series, or similar equity interest, of the Successor Entity received by holders of Series A Liberty SiriusXM Common Stock in such event or transaction are, or will be immediately following such event or transaction, Publicly Traded Securities, the Company shall give notice to the Noteholders and the Trustee no less than 43 Business Days prior to the proposed effective date of such Extraordinary Transaction or SIRI Distribution that such shares of Capital Stock or similar equity interest, of the Successor Entity will replace the Series A Liberty SiriusXM Common Stock for purposes of calculating Settlement Amounts due upon conversion of the Notes. Following completion of such event or transaction, the Settlement Amount for the Notes will thereafter be based upon a number of such shares of Capital Stock or similar equity interest, of the Successor Entity determined by applying the formula below to the applicable Conversion Rate and references to Series A Liberty SiriusXM Common Stock will apply instead to such shares of Capital Stock or similar equity interest, of the Successor Entity distributed to holders of Series A Liberty SiriusXM Common Stock:

CR = CR0 x N	x	FMV0 + MP0 FMV0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant event or transaction;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant event or transaction;

FMV0	=	the average of the Last Reported Sale Prices of the aggregate shares of Capital Stock of any class or series, or similar equity interest, of the Successor Entity distributed to holders of Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant event or transaction (such period as used in this Section 12.04(c)(B), the “Valuation Period”);

MP0	=	the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the Valuation Period; and

N	=	the number of shares of Capital Stock of any class or series, or similar equity interest of the Successor Entity distributed to holders of Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock.

(C)            Notwithstanding clause (A) or (B) above, in the event:

1.            an Redemptive Split-Off or SIRI Distribution meets the requirements of subclauses 1. and 2. of clause (B) above; and

2.            such Redemptive Split-Off or SIRI Distribution is effected pursuant to a redemption (including pursuant to a Redemptive Split-Off or a Partial Redemptive Split-Off),

the Company shall give notice to the Noteholders and the Trustee no less than 30 Business Days prior to the proposed effective date of such redemption that the shares of Capital Stock or similar equity interest of the Successor Entity will replace the Series A Liberty SiriusXM Common Stock for purposes of calculating Settlement Amounts due upon conversion of the Notes. Following completion of such redemption, the Settlement Amount for the Notes will thereafter be based upon a number of such shares of Capital Stock or similar equity interest of the Successor Entity determined by applying the formula below to the applicable Conversion Rate, and references to Series A Liberty SiriusXM Common Stock will apply instead to such shares of Capital Stock or similar equity interest of the Successor Entity distributed to holders of Series A Liberty SiriusXM Common Stock pursuant to such redemption:

CR = CR0 x N	x	(FMV0 x RR)+(MPO0 x (1-RR)) FMV0

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Business Day immediately following the effective time of the redemption;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Business Day immediately following the effective time of the redemption;

FMV0	=	the average of the Last Reported Sale Prices of the aggregate shares of Capital Stock of any class or series, or similar equity interest of the Successor Entity distributed to holders of Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock that is redeemed in the redemption over the first 10 consecutive Trading Day period immediately following, and including, the Business Day immediately following the effective time of the redemption (such period, as used in this Section 12.04(c)(C) the “Valuation Period”);

MPO0	=	the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the Valuation Period (if any shares of Series A Liberty SiriusXM Common Stock remain outstanding following the redemption);

N	=	the number of shares of Capital Stock of any class or series, or similar equity interest of the Successor Entity distributed to holders of Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock that is redeemed in the redemption; and

RR	=	the percentage of the outstanding shares of Series A Liberty SiriusXM Common Stock redeemed;`

provided, that in no event will an adjustment on account of this formula cause CR to equal an amount that is less than the product of CR0 x N.

The adjustment to the applicable Conversion Rate under Section 12.04(c)(B) or (C) shall be made immediately after the opening of business on the day after the last day of the applicable Valuation Period, but shall become effective as of the opening of business on the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant transaction. For purposes of determining the applicable Conversion Rate, (x) in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant transaction for which Physical Settlement is applicable, references within Section 12.04(c)(B) or (C), as the case may be, to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant transaction to, but excluding, the relevant Conversion Date and (y) in respect of any conversion for which Cash Settlement or combination settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references within Section 12.04(c)(B) or (C), as the case may be, to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant transaction to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant transaction is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within Section 12.04(c)(B) or (C), as the case may be, to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for (or the Business Day immediately following the effective time of) the relevant transaction to, and including, the last Trading Day of such Observation Period.

If in connection with an Extraordinary Transaction the provisions of Section 12.04(c)(B) or (C) do not apply, then the provisions of Section 12.05 shall apply with respect to such Extraordinary Transaction.

(d)            If any cash dividend or distribution is made to all or substantially all holders of outstanding Series A Liberty SiriusXM Common Stock, then the applicable Conversion Rate shall be increased based on the following formula:

CR= CR0	x	SP0 SP0 – C

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of Series A Liberty SiriusXM Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to the holders of Series A Liberty SiriusXM Common Stock.

Such adjustment to the applicable Conversion Rate shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the amount of cash paid or distributed by the Company applicable to one share of Series A Liberty SiriusXM Common Stock is equal to or greater than the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Series A Liberty SiriusXM Common Stock, for each Note held by such Noteholder on such date, the amount of cash such Noteholder would have received had such Noteholder already owned a number of shares of Series A Liberty SiriusXM Common Stock equal to the applicable Conversion Rate immediately prior to the record date for such dividend or distribution.

(e)            If (i) the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Series A Liberty SiriusXM Common Stock, and (ii) the cash and value of any other consideration included in the payment per share of Series A Liberty SiriusXM Common Stock exceeds the average of the Last Reported Sale Prices of the Series A Liberty SiriusXM Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the applicable Conversion Rate shall be increased based on the following formula:

CR = CR0	x	AC + (SP x OS) OS0 x SP

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the opening of business on the Trading Day next succeeding the Expiration Date;

CR	=	the applicable Conversion Rate in effect immediately after the opening of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Series A Liberty SiriusXM Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Series A Liberty SiriusXM Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Series A Liberty SiriusXM Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of Series A Liberty SiriusXM Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment to the applicable Conversion Rate under this Section 12.04(e) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date. For purposes of determining the applicable Conversion Rate, (x) in respect of any conversion during the 10 Trading Day commencing on the Trading Day next succeeding the Expiration Date for which Physical Settlement is applicable, references within this Section 12.04(e) to a 10 Trading Days period shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date for such conversion and (y) in respect of any conversion for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period and within the Valuation Period, references within this Section 12.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 12.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

(f)            If, at any time that the Company directly or indirectly owns equity interests in Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.), the Company consummates a reclassification of the Series A Liberty SiriusXM Common Stock in which holders of the outstanding Series A Liberty SiriusXM Common Stock would, in connection with such reclassification (a “Specified Reclassification”), be entitled to receive (x) Publicly Traded Securities of the Company that are intended to track the performance of a group of assets and liabilities of the Company which continues to include all of the Company’s direct or indirect equity interest in Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.) (such stock, the “Reclassified Series A Liberty SiriusXM Stock”, and such group the “Reclassified Liberty SiriusXM Group”) and (y) Publicly Traded Securities of the Company that are not intended to track the performance of Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.), other than as a result of an inter-group interest in the Reclassified Liberty SiriusXM Group (such stock, the “New Reclassified Stock”), then such Reclassified Series A Liberty SiriusXM Stock will replace the Series A Liberty SiriusXM Common Stock for purpose of calculating settlement amounts due upon conversion of the Notes. Following completion of such Specified Reclassification, the settlement amount for the Notes will thereafter be based upon a number of such shares of Reclassified Series A Liberty SiriusXM Stock determined by applying the formula below to the applicable Conversion Rate and references to the Series A Liberty SiriusXM Common Stock will apply instead to such Reclassified Series A Liberty SiriusXM Stock. With respect to an adjustment pursuant to a Specified Reclassification as described above, the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0	x N x	FMV + MP0 MP0

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the effective time of the Specified Reclassification;

CR	=	the applicable Conversion Rate in effect immediately after the effective time of the Specified Reclassification;

FMV	=	the average of the Last Reported Sale Prices of the aggregate shares of New Reclassified Stock received by holders of the Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock over the first 10 consecutive Trading-Day period immediately following the Specified Reclassification effective date (such period, as used in this Section 12.04(f), the “Valuation Period”);

MP0	=	the average of the Last Reported Sale Prices of the aggregate shares of Reclassified Series A Liberty SiriusXM Stock received by holders of the Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock over the Valuation Period; and

N	=	the number of shares of the Reclassified Series A Liberty SiriusXM Stock received by holders of the Series A Liberty SiriusXM Common Stock applicable to one share of Series A Liberty SiriusXM Common Stock.

Such adjustment to the applicable Conversion Rate under this Section 12.04(f) shall be made immediately after the open of business on the day after the last day of the Valuation Period, but shall be given effect immediately after the effective time of the Specified Reclassification. For purposes of determining the applicable Conversion Rate, (x) in respect of any conversion during the 10 Trading Days commencing on the effective date of the Specified Reclassification for which Physical Settlement is applicable, references within this Section 12.04(f) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed immediately following the effective date of the Specified Reclassification to, but excluding, the relevant Conversion Date and (y) in respect of any conversion during the 10 Trading Days commencing on the effective date of the Specified Reclassification for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references within this Section 12.04(f) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed immediately following the effective date of the Specified Reclassification to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If the Specified Reclassification is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 12.04(f) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed immediately following the effective date of the Specified Reclassification to, and including, the last Trading Day of such Observation Period.

(g)            The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Series A Liberty SiriusXM Common Stock (or other security) have the right to receive any cash, securities or other property or in which Series A Liberty SiriusXM Common Stock (or other applicable security) is exchanged for or converted or redeemed into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)            Notwithstanding this Section 12.04 or any other provision of this Indenture or the Notes, if any adjustment to the Conversion Rate becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution or effective date for any Redemptive Split-Off or Partial Redemptive Split-Off (relating to a required adjustment to the Conversion Rate) occurs, during the period beginning on, and including, the opening of business on a Conversion Date and ending on the close of business on the last Trading Day of a related Observation Period, the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash payable upon conversion of the Notes, as the case may be, as are necessary or appropriate to effect the intent of this Section 12.04 and the other provisions of this Article 12 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 12.04(h) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i)             In addition to those required by clauses (a), (b), (c), (d), (e) and (f) of this Section 12.04, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Series A Liberty SiriusXM Common Stock or rights to purchase Series A Liberty SiriusXM Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to the preceding two sentences, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Series A Liberty SiriusXM Common Stock. Whenever the Conversion Rate is increased pursuant to this Section 12.04(i), the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)             No adjustment to the applicable Conversion Rate is required:

(i)            upon the issuance of any shares of Series A Liberty SiriusXM Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Series A Liberty SiriusXM Common Stock under any plan;

(ii)            upon the issuance of any shares of Series A Liberty SiriusXM Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;

(iii)          upon the issuance of any shares of Series A Liberty SiriusXM Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)          upon a Partial Redemptive Split-Off (other than a SIRI Distribution to which the provisions of Section 12.04(c)(C) apply);

(v)           for stock repurchases or other buy-back transaction including structured or derivative transactions (such as accelerated share repurchase derivates or similar forward derivatives), pursuant to a stock repurchase program approved by the Board of Directors (but, for the avoidance of doubt, excluding tender offers or exchange offers described in Section 12.04(e));

(vi)          for a change in the par value of Series A Liberty SiriusXM Common Stock;

(vii)         for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries described in 12.04(e);

(viii)        the sale of shares of Series A Liberty SiriusXM Common Stock for a purchase price per share that is less than the market price per share of Series A Liberty SiriusXM Common Stock or less than the conversion price (other than as set forth in Section 12.04(b)); or

(ix)           for accrued and unpaid interest, including Additional Interest, if any.

(k)            All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(l)             The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Notes (in the case of Physical Settlement), and (ii) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement of any conversion of Notes).

(m)           Notwithstanding anything to the contrary contained herein, if the Company completes a disposition which gives rise to the Company taking more than one of the prescribed actions pursuant to the provisions of Section A.2(e)(ii) of the Restated Charter, the applicable adjustments required pursuant to this Article 12 shall be made sequentially based on the order of such events effected, unless (i) the first event is a partial redemption (including a Partial Redemptive Split-Off) and such subsequent event has a different effective date than the first event, in which case only the subsequent event shall give rise to an adjustment under this Article 12, or (ii) such events are effected concurrently, in which case the Board of Directors shall determine the appropriate provisions to be applied under this Article 12, which determination shall be final and binding.

(n)            Except as set forth in this Article 12, the Company shall not adjust the Conversion Rate. Notwithstanding nothing herein to the contrary, if any dividend distribution or issuance described in this Article 12 is declared but not paid or made, the Conversion Rate shall be adjusted to the Conversion Rate that would have been in effect if such dividend, distribution or issuance had not been declared.

(o)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver notice of such adjustment to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

SECTION 12.05             Effect of Reclassification, Consolidation, Merger, Sale or Certain Other Events. Upon the occurrence of (i) any Reclassification, (ii) any Mandatory Conversion Event, (iii) any Optional Conversion Event, (iv) an Extraordinary Transaction to which the provisions of Section 12.04(c)(B) or (C) or Section 12.04(d) are not applicable, (v) any SIRI Distribution to which the provisions of Section 12.04(c)(B) or (C) do not apply which involves 80% or more of the fair market value of the property and assets attributed to the Liberty SiriusXM Group (as determined by the Board of Directors), (vi) any consolidation, merger, combination or binding share exchange involving the Company, or (vii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person (other than pursuant to an Extraordinary Transaction to which the provisions of Section 12.04(c)(B) or (C) apply), then, in each case in which holders of outstanding Series A Liberty SiriusXM Common Stock would be entitled to receive cash, securities or other property for shares of Series A Liberty SiriusXM Common Stock (“Reference Property”), the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Series A Liberty SiriusXM Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction (including, as applicable, any remaining shares of Series A Liberty SiriusXM Common Stock that a holder of a number of shares of Series A Liberty SiriusXM Common Stock equal to the Conversion Rate immediately prior to such transaction would have continued to own following such transaction); provided, however, that after the effective time of any such transaction, (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 12.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 12.02 shall continue to be payable in cash, (II) any shares of Series A Liberty SiriusXM Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 12.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Series A Liberty SiriusXM Common Stock would have received in such transaction and (III) the Daily VWAP will be calculated based on the value of a unit of Reference Property and, as applicable, any remaining share of Series A Liberty SiriusXM Common Stock (or portion thereof), in each case that a holder of one share of Series A Liberty SiriusXM Common Stock would have received and/or continued to own in such transaction.

For purposes of the foregoing, the type and amount of consideration that a holder of Series A Liberty SiriusXM Common Stock would have been entitled to receive in the case of any of the transactions specified in this Section 12.05 that cause the Series A Liberty SiriusXM Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Series A Liberty SiriusXM Common Stock. If the holders of the Series A Liberty SiriusXM Common Stock receive only cash in such transaction, then for all conversions for which the relevant Conversion Date occurs after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 12.03), multiplied by the price paid per share of Series A Liberty SiriusXM Common Stock in such transaction and (ii) the Company will satisfy its Conversion Obligation by paying cash to converting holders on the tenth Business Day immediately following the relevant Conversion Date. The Company shall notify Noteholders of such weighted average as soon as practicable after such determination is made.

For purposes of making any formula adjustment pursuant to Section 12.04(c)(A) starting on the effective date of a reclassification, consolidation, merger, combination or binding share exchange involving the Company (or, if the effective time of such reclassification, consolidation, merger, combination or binding share exchange occurs after market closes, the trading day immediately following the effective date) that occurs during a Valuation Period in such formula, to the extent holders of our Series A Liberty SiriusXM Common Stock receive Reference Property that includes Publicly Traded Securities (“Successor Reference Shares”), then (x) references in such formula to our Series A Liberty SiriusXM Common Stock shall be replaced with references to such Reference Property received in respect of one share of our Series A Liberty SiriusXM Common Stock provided that (i) any Successor Reference Shares will be valued based on the average of the Last Reported Sale Prices of such Successor Reference Shares during the remaining Valuation Period and (ii) any other Reference Property shall be valued based on its fair market value (as determined by our Board of Directors) during the remaining Valuation Period (such replacement, the “Successor Reference Shares Adjustment”) and (y) any such formula adjustment calculation shall continue without interruption (e.g., if there is a 10 day Valuation Period and the effective time of a reclassification, consolidation, merger, combination or binding share exchange is on day 6 after market closes, the first 6 days of the Valuation Period will be based on the Series A Liberty SiriusXM common stock and the remaining 4 days of the Valuation Period will be based on the Successor Reference Shares Adjustment).

SECTION 12.06             Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the amount of any cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to pay any cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture relating to the amount of cash receivable by Noteholders upon the conversion of their Notes after any event referred to Section 12.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 12.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 12.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 12.01(b).

SECTION 12.07             [Reserved]

SECTION 12.08               Stockholder Rights Plans. To the extent that the Company shall have a stockholder rights plan or another rights plan in effect in the future, if prior to the time of conversion, rights have separated from the shares of any Series A Liberty SiriusXM Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the number of shares of Series A Liberty SiriusXM Common Stock will be adjusted at the time of separation as if the Company has distributed to all holders of such Series A Liberty SiriusXM Common Stock, shares of Capital Stock, evidences of indebtedness or assets or property as provided in Section 12.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 12.09             Exchange in Lieu of Conversion.

(a)            When a holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent in writing to deliver, on or prior to the second Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company, in writing to the Conversion Agent (each, a “Designated Financial Institution”), for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such Notes, the cash, shares of Series A Liberty SiriusXM Common Stock or combination thereof that would otherwise be due upon conversion pursuant to Section 12.02 or such other amount agreed to by the holder and the Designated Financial Institution(s) (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the second Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the holder surrendering Notes for conversion that the Company has made the Exchange Election, and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b)            Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to the applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

SECTION 12.10             Shares to be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Series A Liberty SiriusXM Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 12.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single holder and that Physical Settlement were applicable).

ARTICLE 13
REPURCHASE OF NOTES AT OPTION OF HOLDERS

SECTION 13.01             Repurchase at Option of Noteholders upon a Fundamental Change.

(a)            If there shall occur a Fundamental Change (other than an Exempted Fundamental Change) at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty and not more than thirty-five Scheduled Trading Days after the date on which the Company provides Noteholders the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of the preceding Interest Record Date on such Interest Payment Date and the Fundamental Change Repurchase Price payable to the holder surrendering the Note for repurchase pursuant to this Article 13 shall be equal to 100% of the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest, including Additional Interest, if any. A Noteholder may require repurchase of a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination. Repurchases of Notes under this Section 13.01 shall be made, at the option of the holder thereof, upon:

(i)            delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto on or prior to the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)            delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 13.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)           if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)            the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 13.01 shall be consummated by the payment of the Fundamental Change Repurchase Price pursuant to Section 13.03(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 13.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 13.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)            On or before the twentieth calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall mail or cause to be mailed to all holders of record of the Notes a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent. Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the effective date of the Make-Whole Fundamental Change;

(iii)          the Fundamental Change Repurchase Price;

(iv)          the Fundamental Change Repurchase Date;

(v)           that the holder may exercise the repurchase right on or prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(vi)          if applicable, the name and address of the Paying Agent and the Conversion Agent;

(vii)         if applicable, the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate;

(viii)        if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)           that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and

(x)            the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 13.01.

(c)            Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d)           In connection with any purchase offer, the Company will:

(i)            comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,

(ii)            file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

(iii)          otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

To the extent that the provisions of any securities laws or regulations enacted or adopted after the date of this Indenture conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

(e)            Notwithstanding anything to the contrary in this Section 13.01, the Company shall not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes, as set forth in this Article 13, in connection with a Fundamental Change occurring pursuant to clause (b)(i) or clause (e) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (b)(i) or clause (e)) of the definition thereof, if (i) such Fundamental Change constitutes a Specified Reference Property Event whose Reference Property consists entirely of cash in U.S. dollars, (ii)  immediately after such Fundamental Change, the Notes become convertible (pursuant to Section 12.05 and, if applicable, Section 12.03) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 12.01(b)(iv). Any Fundamental Change with respect to which, in accordance with the provisions described in this Section 13.01(e), the Company is not required to offer to repurchase any Notes is referred to as herein as an “Exempted Fundamental Change.”

Notwithstanding anything to the contrary provided in this Indenture, compliance by the Company with Rule 13e-4, Rule 14e-1 and any other tender offer rule under the Exchange Act in accordance with clause (i) above, to the extent inconsistent with any other provision of this Indenture, will not, standing alone, constitute an Event of Default solely as a result of compliance by the Company with such rules.

Notwithstanding the foregoing the Company shall not be required to repurchase the Notes in accordance with this Section 13.01 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 13.01 and purchases all Notes validly tendered and not withdrawn under such purchase offer.

SECTION 13.02             Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 13.02 at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)            the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(b)            the principal amount of the Note with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof, and

(c)            the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with appropriate procedures of the Depositary.

SECTION 13.03             Deposit of Fundamental Change Repurchase Price.

(a)            The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of cash sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 13.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 13.01 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)            If by 11:00 a.m.  New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, including Additional Interest, if any, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

Upon surrender of a Note that is to be repurchased in part pursuant to Section 13.01, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Article 14
OPTIONAL REDEMPTION AND SIRI REDEMPTION

SECTION 14.01             Optional Redemption and SIRI Redemption.

Prior to March 20, 2026, the Notes will not be redeemable other in the case of a SIRI Redemption.

On or after March 20, 2026, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes (subject to the Partial Redemption Limitation in Section 14.02(d)), at the Redemption Price, if the Last Reported Sale Price of the Series A Liberty SiriusXM Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on the Trading Day immediately preceding the date on which the Company provides the Notice of Redemption in accordance with Section 14.02.

In addition, the Company may redeem (such redemption, the “SIRI Redemption”), for cash all or any portion of the Notes (subject to the Partial Redemption Limitation in Section 14.02(d)), at our option, at any time (and at different times) during the period commencing 10 Scheduled Trading Days after an initial public announcement by the Company that it has entered into an agreement which, if consummated, would result in a combination (whether by merger, consolidation, binding share exchange or other business combination transaction, including as a result of a series of related transactions or events) of the Company (or a successor to the Company) with Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.) (a “SIRI Combination”), and ending on (such date, a “SIRI Redemption Termination Date”) the earlier of (x) the 40th Scheduled Trading Day following the consummation of the SIRI Combination or (y) the date the agreement regarding the SIRI Combination is terminated or the parties thereto have mutually agreed to abandon such Siri Combination; provided that any Notice of Redemption related to a SIRI Redemption provided to the holders prior to the SIRI Redemption Termination Date shall remain effective subject to our revocation rights set forth Section 14.02(f).

SECTION 14.02             Notice of Redemption; Selection of Notes.

(a)            In case the Company exercises its Optional Redemption or SIRI Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 14.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 Business Days prior to the date such Notice of Redemption is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a written notice of such Optional Redemption or SIRI Redemption (a “Notice of Redemption”) not less than 43 (or, in the case of a SIRI Redemption, 20) nor more than 60 Scheduled Trading Days before the Redemption Date to each holder so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee); provided further that if, in accordance with the provisions described in Section 12.02(a)(iii), the Company elects through delivery of a Settlement Notice to settle all conversions of Notes, which are called for redemption pursuant to this Article 14, with a Conversion Date that occurs on or after the date of issuance of a Notice of Redemption with respect to the Notes and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Scheduled Trading Day not less than 15 Scheduled Trading Days nor more than 60 Scheduled Trading Days after the date the Company sends such Notice of Redemption to each holder so to be redeemed as a whole or in part. The Redemption Date must be a Business Day.

(b)            The Notice of Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such Notice of Redemption or any defect in the Notice of Redemption to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)            Each Notice of Redemption shall specify:

(i)            the Redemption Date;

(ii)            the Redemption Price;

(iii)            that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)          the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)           that holders of Called Notes may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date;

(vi)          the procedures a converting holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)         the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii)        the CUSIP number, if any, assigned to such Notes; and

(ix)           in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d)           If fewer than all of the outstanding Notes are to be redeemed, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the date of the relevant Redemption Notice (such requirement, the “Partial Redemption Limitation”). If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.

(e)            With respect to any redemption, until and including the date that is 43 (or, in the case of a SIRI Redemption, 20) Scheduled Trading Days prior to the Redemption Date, the Company may revoke, in whole, but not in part, any Notice of Redemption. However, if, in accordance with Section 12.02(a)(iii), the Company elects to settle all conversions of Notes called for redemption (or deemed called for redemption) with a conversion date that occurs on or after the date the Company sends such redemption notice and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date by Physical Settlement, the Company may revoke, in whole, but not in part, any Notice of Redemption until and including the date that is 15 Scheduled Trading Days prior to the Redemption Date.

(f)            With respect to a SIRI Redemption, the Company may (but is not obligated to) revoke, in whole or part, until and including the date prior to the redemption date, a Notice of Redemption if the SIRI Combination is terminated or the parties thereto have mutually agreed to abandon such SIRI Combination, at which time the Notes would cease to be convertible as of the close of business on the date the Company provides notice of such revocation to holders of Notes. In addition, the Company may condition any SIRI Redemption on the consummation of the SIRI Combination and if such condition is not satisfied the Company may (but is not obligated to) revoke the related Notice of Redemption in which case it shall not be obligated to pay the redemption price and the Notes will remain outstanding and cease to be convertible as of the close of business on the date the Company provides notice of such revocation to holders of the Notes called.

SECTION 14.03             Payment of Notes Called for Redemption.

(a)            If any Notice of Redemption has been given in respect of the Notes in accordance with Section 14.02, and such Notice of Redemption has not been revoked by the Company in accordance with Section 14.02(e) or (f), the Notes shall become due and payable on the Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

On or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

SECTION 14.04             Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 15
MISCELLANEOUS PROVISIONS

SECTION 15.01             Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

SECTION 15.02             Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

SECTION 15.03             Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, with copies (which shall not constitute notice) to: Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Chief Legal Officer and O’Melveny & Meyers LLP, 7 Times Square, New York, NY 10036, Attention: Robert Wann. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to the following e-mail address: christopher.grell@usbank.com.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to customary procedures of such Depositary.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction other than any such loss, costs or expenses caused by the Trustee’s willful misconduct or gross negligence as proven in a court of competent jurisdiction in a final and non-appealable decision. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 15.04             Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.

SECTION 15.05             Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

(a)            Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than with respect to the authentication and delivery of the initial issuance of Notes under this Indenture), the Company shall furnish to the Trustee:

(i)            an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)            an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)            a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 15.06             Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest or other amount shall accrue for the period from and after such date.

SECTION 15.07             No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 15.08             Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 15.09             Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 15.10             Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 9.04 and Section 13.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 15.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:          ____________________

Authorized Officer

SECTION 15.11             Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and/or any related document, instrument or certificate and of signature pages hereof and thereof by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture and/or any related document, instrument or certificate as to the parties hereto and thereto and may be used in lieu of the original hereof and thereof for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 15.12             Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 15.13             Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 15.14             Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 15.15             Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, the trading price of the Notes (for purposes of determining whether the Notes are convertible as described herein), the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, any Successor Reference Shares Adjustment, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Noteholders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of its calculations without independent verification. The Trustee will forward the Company’s calculations to any Noteholder upon the request of that Noteholder.

Whenever any provision of this Indenture requires the calculation of Last Reported Sales Prices, Daily VWAPs the Daily Conversion Values, or Daily Settlement Amounts over a span of multiple days (including, without limitation, for purposes of determining the amounts owing upon conversion of Notes or for purposes of any adjustment to the Conversion Rate for the Notes), the Board of Directors shall make such adjustments as it determines to be necessary or appropriate to account for any events that occur at any time during such period to avoid unjust or inequitable results.

For purposes of this Indenture, the Company will not be deemed to have sold, leased, or transferred “all or substantially all” of its consolidated assets or properties to another Person in one transaction or event or a series of related transactions or events so long as immediately following such transaction or event the Company continues to hold directly or indirectly all or substantially all of the equity interests in Sirius XM Holdings Inc. (or a successor to Sirius XM Holdings Inc.) owned immediately prior to such transaction or event.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

LIBERTY MEDIA CORPORATION

By:	/s/ Ben Oren
	Name:	Ben Oren
	Title:	Executive Vice President and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher J. Grell
	Name:	Christopher J. Grell
	Title:	Vice President

[Signature Page to Convertible Notes Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF LIBERTY MEDIA CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]2

1 Use bracketed language for a Global Note.

2 Use bracketed language for Restricted Securities.

A-1

LIBERTY MEDIA CORPORATION

3.75% Convertible Senior Note due 2028

No. [_____]	$[ ]

CUSIP No. [            ]

Liberty Media Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $[     , [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]3 on March 15, 2028, interest thereon as set forth below and Additional Interest in the manner, at the rates and to the Persons set forth in Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable, of the Indenture.

The Company promises to pay interest on the principal amount of this Note at the rate of 3.75% per annum (subject to increase pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03 of the Indenture, as applicable) from March 10, 2023 until March 15, 2028. The Company will pay interest semi-annually on March 15 and September 15 of each year, commencing on September 15, 2023, to holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Interest on the Note will accrue from the most recent date to which interest has been paid, or, if no interest has been paid on the Note, from March 10, 2023.

Payment of the principal of and accrued and unpaid interest and Additional Interest, if any, on this Note shall be made at the office or agency of the Company maintained for that purpose, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and the Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State applicable to contracts entered into and to be performed in such State.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or electronically signed by the Trustee or a duly authorized authenticating agent under the Indenture.

3 Use bracketed language for a Global Note.

A-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

LIBERTY MEDIA CORPORATION

By:
	Name:	Ben Oren
	Title:	Executive Vice President and Treasurer

Dated: March , 2023

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[Signature Page to Convertible Note]

[FORM OF REVERSE OF NOTE]

LIBERTY MEDIA CORPORATION
3.75% Convertible Senior Note due 2028

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.75% Convertible Senior Notes due 2028 (the “Notes”), initially limited to the aggregate principal amount of $575,000,000, all issued or to be issued under and pursuant to an Indenture dated as of March 10, 2023 (as such may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or the holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, and Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes shall be represented by one or more Global Notes in fully registered form without interest coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange of Notes being different from the name of the holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to March 20, 2026 (other than with respect to a SIRI Redemption). The Notes shall be redeemable at the Company’s option on or after March 20, 2026 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (other than an Exempted Fundamental Change), the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. A Noteholder may require repurchase of a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is in principal amounts of $1,000 or integral multiples thereof into cash, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. A Noteholder may convert a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT

Custodian
(Cust)

TEN ENT -as tenants by the entireties

(Minor)

JT TEN -as joint tenants with right of
survivorship and not as tenants in common	Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used
though not in the above list.

[Signature Page to Reverse of Note]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE4

LIBERTY MEDIA CORPORATION
3.75% Convertible Senior Notes due 2028

The initial principal amount of this Global Note is $[    ]. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease on increase	Signature of authorized signatory of Trustee or Custodian

4 For Global Notes Only

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To:               LIBERTY MEDIA CORPORATION

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof and does not result in the undersigned’s ownership of Notes in other than a Permitted Denomination) below designated, into cash, shares of Series A Liberty SiriusXM Common Stock or a combination of cash and shares of Series A Liberty SiriusXM Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Series A Liberty SiriusXM Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Series A Liberty SiriusXM Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 12.02(d) and Section 12.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

B-1

Fill in for registration of Notes if to
be delivered other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:               LIBERTY MEDIA CORPORATION

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Liberty Media Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date and does not result in the undersigned’s ownership of Notes in other than a Permitted Denomination. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐           To Liberty Media Corporation or a subsidiary thereof; or

☐           Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐           Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐           Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15, if Notes are to be delivered other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1